UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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MATRIA HEALTHCARE, INC.

(Name of Registrant as Specified In Its Charter)

N/A

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NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
PROPOSAL 1.
CLASS III NOMINEES FOR THE TERM EXPIRING IN 2010
CLASS I NOMINEE FOR THE TERM EXPIRING IN 2008
CLASS II NOMINEES CONTINUING IN OFFICE UNTIL 2009
CLASS I NOMINEES CONTINUING IN OFFICE UNTIL 2008
PROPOSAL 2.
PROPOSAL 3.
III. CORPORATE GOVERNANCE AND RELATED MATTERS
COMPENSATION DISCUSSION AND ANALYSIS

1850 Parkway Place
Marietta, Georgia 30067

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

To be Held on June 5, 2007

NOTICE IS HEREBY GIVEN THAT the 2007 Annual Meeting of Stockholders of Matria Healthcare, Inc. (the “Company” or “Matria”), will be held on Tuesday, June 5, 2007, at 10:00 a.m. local time at 1850 Parkway Place, Suite 600A, Marietta, Georgia 30067, for the following purposes:

(1) To elect three Class III directors of the Company for a three-year term expiring at the 2010 Annual Meeting and one Class I director of the Company for a one-year term expiring at the 2008 Annual Meeting, and until their respective successors are duly elected and qualified.

(2) To approve the amendment and restatement of the Matria Healthcare, Inc. Long-Term Stock Incentive Plan.

(3) To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2007; and

(4) To transact such other business as properly may come before the Annual Meeting and any adjournment or postponement thereof.

Your vote is important regardless of the number of shares you own. Each stockholder, even those who plan to attend the annual meeting, are requested to sign, date and return the enclosed proxy card without delay in the enclosed postage-paid envelope. You may revoke your proxy at any time prior to its exercise. Any stockholder present at the Annual Meeting or any adjournment or postponement thereof may revoke his or her proxy and vote personally on each matter brought before the meeting.

I look forward to welcoming you at the meeting.

Very truly yours,

Roberta L. McCaw
Secretary

Marietta, Georgia
May 2, 2007

MATRIA HEALTHCARE, INC.
1850 Parkway Place
Marietta, Georgia 30067

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 5, 2007

GENERAL INFORMATION

This proxy statement and the accompanying proxy card are being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Matria Healthcare, Inc., a Delaware corporation (the “Company”), for use at the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, June 5, 2007, at 10:00 a.m. local time at 1850 Parkway Place, Suite 600A, Marietta, Georgia 30067, and at any adjournment or postponement thereof.

At the Annual Meeting, stockholders will consider and vote upon proposals to elect three Class III directors and one Class I director, approve the amendment and restatement of the Company’s Long-Term Stock Incentive Plan, ratify the appointment of KPMG LLP as the Company’s independent auditors, and such other matters as properly may come before the Annual Meeting. The Board unanimously urges stockholders to vote FOR the re-election of the Class III directors and Class I director, FOR the amendment and restatement of the Company’s Long-Term Stock Incentive Plan and FOR the ratification of the appointment of KPMG LLP.

It is anticipated that this proxy statement, the accompanying proxy and the 2006 Annual Report to Stockholders will first be mailed to the Company’s stockholders on or about May 2, 2007.

Record Date

The Board of Directors has fixed the close of business on April 13, 2007, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof. At the close of business on the Record Date, 21,593,661 shares of Common Stock were issued and outstanding.

Proxies

When a proxy card is returned, properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a stockholder does not attend the Annual Meeting and does not return the signed proxy card, such stockholder’s shares will not be voted. If a stockholder returns a signed proxy card but does not indicate how his or her shares are to be voted, such shares will be voted FOR the election of the Class III directors and Class I director named herein, FOR approval of the amendment and restatement of the Company’s Long-Term Stock Incentive Plan and FOR the ratification of the appointment of KPMG LLP. As of the date of this proxy statement, the Board of Directors does not know of any other matters that are to come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

Any proxy given may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Matria Healthcare, Inc., 1850 Parkway Place, Marietta, Georgia 30067, Attention: Secretary, or hand delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

The Company will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, D. F. King & Co., Inc. will assist in the solicitation of proxies by the Company for a fee of $6,500, plus reimbursement of reasonable out-of-pocket expenses.

Quorum

The presence, either in person or by properly executed proxies, of the holders of a majority of the outstanding shares of the Company’s Common Stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and shares held by a broker as nominee (i.e., in “street name”) that are represented by proxies at the Annual Meeting, but that the broker fails to vote on one or more matters as a result of incomplete instructions from the beneficial owner of the shares (“broker non-votes”), also will be treated as present for quorum purposes.

Vote Required

The Company’s stockholders are entitled to one vote at the Annual Meeting for each share of Common Stock held of record by them on the Record Date. The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to elect the Class III and Class I directors. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to approve the amendment and restatement of the Long-Term Stock Incentive Plan and to ratify the appointment of KPMG LLP as the Company’s independent auditors for fiscal 2007. Votes may be cast for or withheld from each nominee for Class III and Class I directors and for, against or abstain as to the amendment and restatement of the Long-Term Stock Incentive Plan and the ratification of the appointment of KPMG LLP. Under applicable Delaware law, broker non-votes represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal, and abstentions will have no effect on the vote for the election of Class III and Class I directors. Abstentions will have the effect of a vote against the approval of the amendment and restatement of the Long-Term Stock Incentive Plan and the ratification of the appointment of KPMG LLP, while broker non-votes will have no effect on the outcome of such proposals.

I.  PROPOSALS

PROPOSAL 1.

ELECTION OF DIRECTORS

Background

Under the Company’s Certificate of Incorporation, the Board of Directors is divided into three classes, with approximately one-third of the directors standing for election each year. The three Class III nominees for election this year are Parker H. Petit, Joseph G. Bleser, and Myldred H. Mangum. Each has consented to serve for a term expiring in 2010. In addition, the one Class I nominee for election this year is Donald J. Lothrop. Mr. Lothrop has consented to a term expiring in 2008. If any director is unable to stand for election, the Board of Directors may, by resolution, provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute director.

CLASS III NOMINEES FOR THE TERM EXPIRING IN 2010

Parker H. Petit, age 67, has served as Chairman of the Board of the Company since the formation of the Company through the merger (the “Merger”) of Healthdyne Maternity Management, a division of Healthdyne, Inc. and Tokos Medical Corporation on March 8, 1996 (the “Merger Date”), and as Chief Executive Officer since

October 5, 2000, and as President and Chief Executive Officer from October 5, 2000, to February 22, 2003. In addition, he served as a member of the three-person Office of the President during a brief period in 1997. Mr. Petit was the founder of Healthdyne and served as its Chairman of the Board of Directors and Chief Executive Officer from 1970 until the Merger. Mr. Petit is also a director of Intelligent Systems Corp. and Logility, Inc.

Joseph G. Bleser, age 61, has served as a director of the Company since October 19, 2004. Mr. Bleser became a financial consultant serving public and private companies in the healthcare and technology industries in 1998, most recently acting as interim Chief Financial Officer, Treasurer and Secretary of Transcend Services, Inc., a provider of medical transcription services, from January 1, 2004, to April 6, 2005. Prior to 1998, Mr. Bleser served for over 15 years as Chief Financial Officer for several public companies in the healthcare and technology industries, including HBO & Company, Allegiant Physician Services, Inc., and Healthcare.com Corporation. Mr. Bleser also formerly served on the Board of Directors of Healthcare.com Corporation and Quovadx, Inc. Mr. Bleser is a licensed Certified Public Accountant with ten years of public accounting experience at an international public accounting firm. Mr. Bleser is also a director of Transcend Services, Inc.

Myldred H. Mangum, age 58, has served as a director of the Company since September 21, 2006. Ms. Mangum has served as Chief Executive Officer of IBT Enterprises, LLC (formerly International Banking Technologies), a private retail environment developer, since October 2003. Prior to this, Ms. Mangum served as Chief Executive Officer of True Marketing Services, LLC from July 2002 to October 2003. She served as Chief Executive Officer of MMS Incentives, Inc. from 1999 to 2002. From 1997 to 1999, she served as President-Global Payment Systems and Senior Vice President-Expense Management and Strategic Planning for Carlson Wagonlit Travel. From 1992 to 1997, she served as Executive Vice President-Strategic Management for Holiday Inn Worldwide. Ms. Mangum was previously employed with BellSouth Corporation as Director-Corporate Planning and Development from 1986 to 1992. She is a director of Barnes Group, Inc., Emageon, Inc., Haverty Furniture Companies, Inc., Payless ShoeSource, Inc. and Respironics, Inc.

CLASS I NOMINEE FOR THE TERM EXPIRING IN 2008

Donald J. Lothrop, age 47, has served as a director of the Company since May 31, 2006. Mr. Lothrop has been a General Partner of Delphi Management Partners II, L.P. since July 1994, a Managing Member of Delphi Management Partners III, L.L.C. since March 1995, a Managing Member of Delphi Management Partners, IV, L.L.C. since October 1997 and a Managing Member of Delphi Management Partners V, L.L.C. since April 2000, all of which are venture capital firms. From January 1991 to June 1994, Mr. Lothrop was a Partner of Marquette Venture Partners, a venture capital firm, where he focused on the healthcare industry. From 1989 to 1990, Mr. Lothrop worked at Bain & Company, Inc., a management consulting firm. Mr. Lothrop currently serves on the Board of Directors of The TriZetto Group.

CLASS II NOMINEES CONTINUING IN OFFICE UNTIL 2009

J. Terry Dewberry, age 63, has served as a director of the Company since May 31, 2006. Mr. Dewberry is a private investor. He served as Vice Chairman of Healthdyne from March 1992 until the Merger Date. Mr. Dewberry served as a director of Healthdyne from 1981 until the Merger. From September 1987 until March 1992 he was President and Chief Operating Officer of Healthdyne and was Executive Vice President of Healthdyne from August 1984 to September 1987. Mr. Dewberry is a member of the Board of Directors of Respironics, Inc.

Richard M. Hassett, M.D., age 51, has served as a director of the Company since May 31, 2006. Dr. Hassett has been President and Chief Operating Officer of the Company since November 7, 2005 and previously served as Executive Vice President and Chief Strategic Officer of the Company from November 14, 2004 to November 6, 2005. From August 2002 to April 2004, Dr. Hassett was Chief Executive Officer and served on the board of Coordinated Care Solutions, a provider of medical care management services, and from September 2000 to July 2002, he was President and Chief Executive Officer and served on the board of Vivra Asthma & Allergy, Inc., a specialty disease management company. From 1997 to August 2000, Dr. Hassett held executive positions with Accordant Health Services, a healthcare services and technology company, where he last served as Executive Vice President and Chief Medical Officer and as a member of the board.

Kaaren J. Street, age 60, has served as a director of the Company since June 1, 2005. Ms. Street is the President of “K” Street Associates, Inc., a business development consulting practice in Washington, D.C. From August 2001 to August 2003, Ms. Street served as the Associate Deputy Administrator for Entrepreneurial Development at the U.S. Small Business Administration. From April 2001, to August 2003, Ms. Street served as Vice President of Enterprise Florida, Inc., a public private partnership responsible for economic development and international trade in Florida, and from January 1997 to January 2001, Ms. Street was Vice President for Diversity Business Enterprise at the Burger King Corporation. Ms. Street is a director of AssuranceAmerica Corporation.

Wayne P. Yetter, age 61, was elected to the Board on June 3, 2004. Since September, 2005, Mr. Yetter has been Chief Executive Officer of Verispan, LLC, a joint venture health information and market research company founded by McKesson Corp. and Quintales Transnational Corp. in 2002. He was the founder of BioPharm Advisory, LLC in 2003 and served as the President and Chief Executive Officer of Odyssey Pharmaceuticals, Inc., the specialty pharmaceuticals business of Pliva d.d., a Croatia-based pharmaceuticals group, from November 2004 to September 2005. Mr. Yetter served as Chairman of the Board of Directors and Chief Executive Officer of Synavant Inc., a pharmaceutical customer relationship management solutions company, from 2000 to July 2003. From 1999 to 2000, Mr. Yetter served as Chief Operating Officer at IMS Health, Inc., which provides information services for the healthcare industry. From 1997 to 1999, he served as President and Chief Executive Officer of Novartis Pharmaceuticals Corporation. From 1994 to 1997, he served as President and Chief Executive Officer of Astra Merck, Inc. From 1991 to 1994, Mr. Yetter served as General Manager and then President of Astra Merck, a division of Merck & Co. Mr. Yetter currently serves on the Board of Directors of Noven Pharmaceuticals, Inc, Epicept Corporation, Alteon, Inc. and HAPC, Inc.

CLASS I NOMINEES CONTINUING IN OFFICE UNTIL 2008

Guy W. Millner, age 70, has been a director of the Company since October 4, 2000. Mr. Millner is Chairman of AssuranceAmerica Corporation, a public non-standard auto insurance company. Until the fall of 1997, he was Chairman of Norrell Corporation, a staffing services and outsourcing firm, which he founded in 1961. He served as a director of Norrell Corporation from 1997 until July 1999, at which time Norrell Corporation merged with Spherion Corporation.

Thomas S. Stribling, age 63, has served as a director of the Company since May 18, 2000. Mr. Stribling is retired and was formerly President and Chief Executive Officer of Therics, Inc., a tissue engineering specialist offering a variety of orthobiologic products from May 2003 to July 2005. From September 1, 2001, to April 30, 2003, Mr. Stribling was President and Chief Executive Officer of DermaCo, Inc., a development stage dermatology company, and was an entrepreneur and private investor from September 1999 to September 2001. From 1998 to September 1999, he was President, Chief Executive Officer and a board member of Scandipharm, Inc., a privately held pharmaceutical company. From 1997 to 1998, he was Vice Chairman and Chairman of the Advisory Board of Legacy Securities Corporation, an investment banking and securities group, and from 1994 to 1996, he was President of UCB Pharma, Inc., a division of a Belgian-based pharmaceutical company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF PARKER H. PETIT, JOSEPH G. BLESER, MYLDRED H. MANGUM, AND DONALD J. LOTHROP.

PROPOSAL 2.

APPROVAL OF AMENDMENTS TO THE LONG-TERM STOCK INCENTIVE PLAN

The Board of Directors has approved and recommends that the stockholders of the Company approve the amendment and restatement of the Company’s Long-Term Stock Incentive Plan (the “LTSI Plan”), including amendments to (i) increase the number of authorized shares of Common Stock which may be issued under the LTSI Plan from 1,610,000 to 2,510,000 shares, (ii) to extend the termination date with respect to grants of incentive stock options under the LTSI Plan to April 25, 2017, (iii) to provide that awards, other than stock options, stock appreciation rights (“SARs”) and other awards requiring payment of fair market value for the stock underlying the award, will be counted against the LTSI Plan maximum number of shares available at a 1.52-to-1 ratio, and (iv) to remove certain net share counting provisions whereby if any shares are tendered to pay the exercise price of options, to settle SARs or are withheld for taxes, the full number of shares as to which the option, SAR or other award was exercised (counted in accordance with amended provision (iii) above) will still be counted against the number of shares available for future issuance under the LTSI Plan. A copy of the LTSI Plan, as it is proposed to be amended and restated, is attached to this proxy statement as Appendix A. Approval of the LTSI Plan by the stockholders is intended, among other things, to qualify options, stock grants (including restricted stock) and SARs granted under the LTSI Plan to certain executive officers of the Company as “performance-based compensation,” which is not subject to the limits on deductibility of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), described further below, and to enable the Company to grant incentive stock options (“ISOs”) under Section 422 of the Code. In addition, the Nasdaq Global Market, on which shares of the Company’s Common Stock are listed, requires stockholder approval of a plan pursuant to which stock may be acquired by officers or directors.

The LTSI Plan was adopted by the Board of Directors and stockholders in 2004 and amended and restated pursuant to approval of the Board of Directors and stockholders in 2005. Of the 1,610,000 shares previously authorized to be issued under the LTSI Plan, only 79,588 shares remain available for future issuance under the plan. Under stock incentive plans adopted by Matria prior to 2004, 187 shares remain available to be granted under those plans.

Purpose of the LTSI Plan

The Board of Directors believes that stock-based incentives are an important element of the Company’s compensation package, particularly for senior employees. The purpose of the LTSI Plan is to attract and retain selected individuals, motivate them to achieve the Company’s long and short-term financial and operational goals, reward such achievement and align the interests of our stockholders and employees. Persons eligible to participate in the plan are such employees, officers, independent contractors and consultants of the Company or one of its subsidiaries (or future parent companies) as the Compensation Committee of the Board of Directors (the “Committee”), in its discretion, shall designate from time to time. As of March 1, 2007, the Company employed 1,771 full-time persons.

The Board of Directors has determined that it is in the best interest of the Company and its stockholders to amend and restate the LTSI Plan in order to provide that an additional 900,000 shares of the Company’s Common Stock may be issued pursuant to the LTSI Plan and to make other changes in order to further the purposes of the LTSI Plan. The additional shares represent approximately 4.1% of the Common Stock outstanding on a fully diluted basis as of March 31, 2007. In addition, the Board of Directors has proposed amendments to extend the termination date of the LTSI Plan as to grants of incentive stock options to April 25, 2017, to provide that awards other than stock options and SARs will be counted against the LTSI Plan maximum number of shares available at a 1.52-to-1 ratio, and to remove certain net share counting provisions whereby if any shares are tendered to pay the exercise price of options, to settle SARs or are withheld for taxes, the full number of shares as to which the option, SAR or other award was exercised will still be counted against the number of shares available for future issuance under the LTSI Plan.

Summary of the LTSI Plan

The LTSI Plan has three components: a stock option component, a stock bonus/stock purchase (restricted stock) component and a stock appreciation rights component. The stock option component of the LTSI Plan provides a means whereby participants are given an opportunity to purchase shares of the Company’s Common Stock pursuant to: (i) options that may qualify as ISOs under Section 422 of the Code, or (ii) nonqualified stock options (“NQSOs”). ISOs may be granted only to persons who are employees of the Company or any of its subsidiaries. ISOs may not be granted to any person who, at the time that the ISO is granted owns stock possessing more than 10% of the combined voting power of all classes of the Company’s stock or any of the Company’s subsidiaries stock (“10% Stockholders”), unless the exercise price of the shares of the Company Common Stock covered by the option is at least 110% of the fair market value of such shares at the date of grant and such ISO by its terms is not exercisable after the expiration of five years from the date of grant.

The SARs component of the LTSI Plan provides a means whereby participants may receive compensation based on appreciation in value of the Company’s Common Stock after the date of grant. SARs may be granted either separately or in tandem with stock options, as determined by the Committee.

Except for ISOs granted to 10% stockholders, options and SARs may be granted under the LTSI Plan for terms up to ten years from the date of grant. Except for ISOs granted to 10% stockholders, the exercise price of ISOs granted under the LTSI Plan must be at least equal to 100% of the fair market value of the Company’s Common Stock as of the date of grant. The exercise price of NQSOs and SARs granted under the LTSI Plan must also have an exercise price which is not less than the fair market value of the shares covered by the option or SAR on the date the option or SAR is granted.

The stock bonus/stock purchase (restricted stock) component of the LTSI Plan provides a means whereby participants in the LTSI Plan may receive grants or bonuses of shares of the Company’s Common Stock or the right to purchase shares of the Company’s Common Stock, subject to the restrictions, if any, imposed by the Committee. The purchase price for rights to purchase shares of the Company’s Common Stock granted under the LTSI Plan will be at a price determined by the Committee. Restricted stock grants or stock bonuses may be granted under the LTSI Plan with such terms and provisions and for such consideration, if any, as may be determined by the Committee.

The LTSI Plan is administered by the Committee. The Committee has broad discretion, subject to the terms of the LTSI Plan to determine the persons entitled to receive options, SARs, bonuses of or the right to purchase shares (including restricted stock) of the Company’s Common Stock, the timing, terms and conditions thereof, and the number of shares for which such options, SARs, bonuses of and the right to purchase stock (including restricted stock) may be granted. Payment of the purchase price and any withholding amounts upon the exercise of an option or SAR granted under the LTSI Plan shall be made in cash or by personal check, certified check, bank draft, or postal or money order; provided that such payment may, in the case of options, at the discretion of the Committee, consist of: (i) shares of the Company’s Common Stock; (ii) an irrevocable direction to a broker to sell shares of the Company’s Common Stock and deliver all or a portion of the proceeds to the Company in payment of the exercise price; (iii) a promissory note with such terms as the Committee shall approve (provided, however, no promissory note may be accepted from an optionee that would be in violation of the Sarbanes-Oxley Act of 2002 or any other federal or state law); or (iv) any combination of the foregoing. Grants made under the LTSI Plan to Covered Employees (as defined in Section 162(m) of the Code) may be made only by a subcommittee (referred to herein as the “Section 162(m) Subcommittee”) of the Committee which is composed solely of two or more “outside directors,” as such term is defined in Section 162(m) of the Code and the regulations thereunder.

The Company also has the discretion to provide in any stock option, SARs, restricted stock, stock bonus or stock purchase agreement under the LTSI Plan that, in the event of a change of control or a corporate transaction (or in some cases, the disposition of a subsidiary), any such option or SAR will become immediately exercisable and any stock covered by a restricted stock, stock bonus or stock purchase award will become released from any restrictions on transfer and repurchase or forfeiture rights. Under the LTSI Plan, a “change of control” occurs upon (i) the acquisition of more than 50% of the voting power of the Company by any person or more than one person acting as a group, or (ii) a change in the composition of the members of the Board over a three-year period or less to include a majority of persons not serving on the Board at the beginning of the period or nominated by such persons. Under the LTSI Plan, a “corporate transaction” consists of approval by the stockholders of (i) a merger or consolidation in which the Company is not the surviving entity, (ii) the sale of all or substantially all of the assets of the Company, or (iii) any reverse merger or other acquisition or business combination in which the Company is the surviving entity in which holders of the Company’s voting securities prior to the merger do not own at least 50% of the voting power in the Company after the merger.

Options, restricted stock, and other stock bonuses and rights to purchase the Company’s Common Stock may be granted under the LTSI Plan to exercise or purchase an aggregate of not more than 2,510,000 shares of the Company’s Common Stock (subject to adjustment to reflect certain transactions). The LTSI Plan contains a $100,000 limitation on the aggregate fair market value of ISOs which first become exercisable by an optionee in any calendar year. In addition, under the LTSI Plan, the maximum number of shares of Stock with respect to which SARs or options to acquire Stock may be granted, or sale or bonus grants of Stock, including grants of restricted stock (counted, as described below, as 1.52 shares for every one share awarded), may be made, to any individual per calendar year shall not exceed 100,000 shares (subject to adjustment to reflect certain corporate transactions).

Awards under the LTSI Plan will be based on guidelines that take salary level, tenure, individual performance rating and importance to the Company into account. Accordingly, future awards (“new plan benefits”) under the LTSI Plan are not determinable at this time. However, current benefits granted to the Company’s executive officers and other employees would not have been increased if they had been made under the LTSI Plan as it is proposed to be amended and restated. Reference is made to the Summary Compensation table, the Grants of Plan-Based Awards table, the Outstanding Equity Awards at 2006 Fiscal Year-End table, the Option Exercises and Stock Vested in Fiscal Year 2006 table and the discussion under “Compensation Discussion and Analysis” for detailed information on stock incentive awards to, and exercises of such awards by, the named executive officers under former and existing stock incentive plans. In addition, during 2006, options to purchase 40,000 shares and 75,000 shares of restricted stock were granted to the Company’s current executive officers as a group (6 persons) and options to purchase 270,000 shares and 157,500 shares of restricted stock were granted to all employees other than the Company’s current executive officers. The number of options awarded to the Company’s directors in 2006 is set forth under “Director Compensation in Fiscal Year 2006.”

The Board of Directors may at any time amend, suspend or terminate the LTSI Plan as it deems advisable without stockholder approval (subject to applicable law), but no such amendment, suspension or termination may impair any option or SAR previously granted, and the LTSI Plan cannot be amended without stockholder approval to (i) increase the maximum number of shares of Common Stock that may be granted to any individual per calendar year, (ii) to materially increase the number of shares of Common Stock available under the plan or to increase the number of shares of Common Stock available for grant of ISOs under the plan, (iii) to materially modify the eligibility requirements for participation in the plan, (iv) to reprice any option by lowering the option exercise price of a previously granted award, or cancel outstanding options with subsequent replacement, or regrants of options with lower exercise prices, or (v) to otherwise materially increase the benefits to participants under the plan.

Description of the Changes to the LTSI Plan

Increase in Number of Shares.  The LTSI Plan that the stockholders are being asked to approve includes an increase in the maximum number of shares of Company Common Stock available for issuance from 1,610,000 to 2,510,000. As of March 31, 2007, only 79,588 shares are available for future issuance under the LTSI Plan.

Termination Date.  The LTSI Plan that the stockholders are being asked to approve includes a change in the termination date with respect to the grant of incentive stock options from April 11, 2015, to April 25, 2017.

Share Counting Provisions.  If the LTSI Plan is approved by the stockholders, the maximum number of shares of Common Stock available for future issuance under the plan will be 2,510,000. The LTSI Plan includes share counting provisions that govern how shares are counted against the maximum number of shares reserved for future issuance under the plan. Under the terms of the LTSI Plan, any shares issued in connection with awards (other than options, SARs and other awards requiring payment of fair market value for the stock underlying the award) granted on or after June 5, 2007 will be counted against the 2,510,000 maximum as 1.52 shares for every one share actually issued in connection with such award. Any shares issued in connection with the grant of options, SARs and other awards requiring payment of fair market value for the stock will be counted against the maximum as one share for every share issued in connection with such award.

To the extent any shares of Common Stock covered by an option are not delivered to an optionee because the option is surrendered, forfeited, canceled or for any other reason ceases to be exercisable in whole or in part, such shares will continue to be available under the LTSI Plan and will not be deemed to have been delivered for purposes of determining the maximum number of shares available under the plan. In addition, any shares of Common Stock forfeited to the Company pursuant to the terms of agreements evidencing the awards will not be deemed to have been delivered for purposes of determining the maximum number of shares available under the plan. However, if any shares of Common Stock are tendered as payment for the exercise price of an option or the settlement of a SAR or are withheld for the payment of taxes, under the amended LTSI Plan the full number of shares as to which the option, SAR or other award was exercised (counted as described above) will still be counted against the maximum number of shares to be issued under the plan.

In order to address potential shareholder concerns regarding the number of options, SARs or restricted stock awards that we intend to grant in a given year, the Board of Directors commits to the stockholders that for fiscal years 2007, 2008 and 2009, the Company will limit grants during such three fiscal years to a number of shares of Common Stock subject to options or other awards to employees or non-employee directors (whether under the LTSI Plan or other stock incentive plans and whether or not approved by stockholders) so that the average number of shares granted during such three fiscal years (the “burn rate”) will not exceed 4.19% of the average number of shares of Common Stock outstanding at the end of each of the three fiscal years. For purposes of calculating the number of shares granted in a year, awards under the LTSI Plan, other than options, SARs and other awards requiring payment of fair market value for the stock underlying the award, will count as equivalent to (1) 1.5 option shares, if the Company’s annual stock price volatility is 53% or higher, (2) 2.0 option shares if the Company’s annual stock price volatility is between 25% and 52%, and (3) 4.0 option shares if the Company’s annual stock price volatility is less than 25%.

The table below sets forth certain information regarding the outstanding grants under the Company’s equity compensation plans and shares remaining available for grant thereunder as of December 31, 2006 and March 31, 2007. For more information regarding outstanding shares under the Company’s equity compensation plans as of December 31, 2006, see “Equity Compensation Plans.”

	December 31,	March 31,
	2006	2007

Available under incentive and stock option plans(1)	402,184	185,462
Awards granted and outstanding:
Stock options(2)	2,487,003	2,385,435
Restricted stock	220,750	491,800
Total	2,707,753	2,877,235
Weighted average exercise price	$22.26	$22.28
Weighted average remaining term	7.20 years	6.98 years

(1)	Includes 96,187 and 105,687 shares available for future issuance to non-employee directors under the 2000 Directors’ Non-qualified Stock Option Plan and the 2005 Directors’ Non-qualified Stock Option Plan as of December 31, 2006 and March 31, 2007, respectively.

(2)	Includes 186,125 and 147,750 shares subject to outstanding options granted to non-employee directors under the 2000 Directors’ Non-qualified Stock Option Plan and the 2005 Directors’ Non-qualified Stock Option Plan as of December 31, 2006 and March 31, 2007, respectively.

Income Tax Consequences

Incentive Stock Options.  If an option under the LTSI Plan is treated as an ISO, the optionee generally recognizes no regular taxable income as the result of the grant or exercise of the option. However, an amount equal to the difference between the fair market value of the stock on the date of exercise and the exercise price is classified as an item of alternative minimum taxable income in the year of exercise for purposes of the alternative minimum tax, if applicable to the participant.

The Company will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of an ISO, regardless of the applicability of the alternative minimum tax to the optionee. The Company will be entitled to a deduction, however, to the extent that ordinary income is recognized by the optionee upon a disqualifying disposition (see below).

Upon a sale or exchange of the shares at least two years after the grant of an ISO and one year from exercise of the option, gain or loss will be recognized by the optionee equal to the difference between the sale price and the exercise price. Such gain or loss will be characterized for federal income tax purposes as long-term capital gain or loss. The Company is not entitled to any deduction under these circumstances.

If an optionee disposes of shares acquired upon exercise of an ISO prior to completion of either of the above holding periods, the optionee will have made a “disqualifying disposition” of the shares. In such event, the optionee will recognize ordinary income at the time of disposition equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. The Company generally will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee on a disqualifying disposition if the optionee’s total compensation is deemed reasonable in amount.

The optionee also will recognize capital gain or loss on such disqualifying disposition in an amount equal to the difference between (i) the amount realized by the optionee upon such disqualifying disposition of the stock and (ii) the exercise price, increased by the total amount of ordinary income, if any, recognized by the optionee upon such disqualifying disposition (as described in the second sentence of the preceding paragraph). Any such capital gain or loss resulting from a disqualifying disposition of shares acquired upon exercise of an ISO will be long-term capital gain or loss if the shares with respect to which such gain or loss is realized have been held for more than 12 months.

Nonqualified Stock Options.  An optionee generally recognizes no taxable income as the result of the grant of an NQSO, assuming that the option does not have a readily ascertainable fair market value at the time it is granted (which is usually the case with plans of this type). Upon exercise of an NQSO, an optionee will normally recognize ordinary compensation income for federal tax purposes equal to the excess, if any, of the then fair market value of the shares over the exercise price. Optionees who are employees will be subject to withholding with respect to income recognized upon exercise of a NQSO.

The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the exercising optionee, so long as the optionee’s total compensation is deemed reasonable in amount.

Upon a sale of shares acquired pursuant to the exercise of an NQSO, any difference between the sale price and the fair market value of the shares on the date of exercise will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than 12 months.

Stock Bonus/Stock Purchase (Restricted Stock).  The federal income tax treatment of individuals who receive property in connection with the performance of services is governed by Section 83 of the Code. That section requires that the recipient of the property recognize income from the transfer in an amount equal to the excess of the fair market value of the property received over the amount (if any) paid for the property. Income is recognized by the recipient in the first year in which the rights of the recipient to the property become “vested,” i.e., are transferable or are no longer subject to a substantial risk of forfeiture, whichever occurs first. The income is taxable at ordinary income rates and (in the case of participating individuals who are employees) is subject to withholding of income and applicable employment taxes at the time of vesting.

Under the LTSI Plan, participating individuals may or may not pay any consideration for stock transferred to them under the stock bonus/stock purchase (restricted stock) component of the Plan, and the stock transferred may or may not be subject to restrictions. If stock is granted to a recipient without restrictions, the recipient will recognize ordinary income (calculated as described in the preceding paragraph) in the recipient’s taxable year in which the stock is granted.

If stock granted under the LTSI Plan is nontransferable and subject to a substantial risk of forfeiture, then (unless an election is made under Section 83(b) of the Code, as described in the next paragraph), recipients of stock will recognize taxable income as of each date on which they become vested in stock received under the LTSI Plan in the amount of the fair market value of the stock then vesting (less the amount, if any, paid for such stock).

Participating individuals may elect under Section 83(b) of the Code to report as taxable income in the year of award an amount equal to the stock’s fair market value at the date of award (less the amount, if any, paid for such stock). If such an election is made, the electing employee is not required thereafter to report any further compensation income upon becoming vested in the stock covered by the election. Such an election must be made within 30 days of receipt of the stock. Such election may not be revoked except with the consent of the Internal Revenue Service. Participating individuals making this election who are employees will be subject to withholding with respect to the taxable income they recognize at the time the stock is awarded to them.

The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participating individuals, so long as the individual’s total compensation is deemed reasonable in amount.

Dividends paid on stock transferred under the LTSI Plan are generally treated as additional compensation prior to vesting, but are treated as true dividends after vesting (or after a Section 83(b) election). Dividends are not deductible by the Company.

Participating individuals will recognize gain upon the disposition of their stock equal to the excess of (a) the amount realized on such disposition over (b) the ordinary income recognized with respect to their stock under the principles set forth above (plus the amount, if any, paid for such stock). That gain will be taxable as long or short term capital gain depending on the period held.

If a participating individual disposes of his or her stock for an amount less than the amount of ordinary income recognized with respect to the stock (plus the amount, if any, paid with respect to the stock), he or she will generally recognize a capital loss (long or short-term, depending on the holding period) equal to the difference between any ordinary income recognized with respect to the stock under the principles described previously (plus the amount, if any, paid for the stock) and the amount realized upon disposition of the stock. If a participating individual forfeits unvested stock with respect to which no Section 83(b) election has been made upon termination of employment, he or she will generally recognize ordinary income or loss equal to the difference between the amount, if any, paid by the employee for the stock and the amount received as a result of the forfeiture. If a participating individual forfeits unvested stock with respect to which a Section 83(b) election has been made upon termination of employment, he or she will generally recognize a capital gain or loss equal to the difference between the amount, if any, paid by the employee for the stock and the amount received as a result of the forfeiture, but no loss or deduction is allowed with respect to the amount previously included in income as a result of the Section 83(b) election.

SARs.  Recipients of SARs generally should not recognize income until such rights are exercised. Upon exercise, the participating individual will normally recognize ordinary compensation income for federal income tax purposes equal to the amount of cash and the fair market value of stock, if any, received upon such exercise. Participating individuals who are employees will be subject to withholding with respect to income recognized upon exercise of SARs.

The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participating individual, so long as the individual’s total compensation is deemed reasonable in amount.

Participating individuals will recognize gain upon the disposition of any stock received on exercise of SARs equal to the excess of (a) the amount realized on such disposition over (b) the ordinary income recognized with respect to such stock under the principles set forth above. That gain will be taxable as long or short term capital gain depending on whether the stock was held for at least 12 months.

Section 162(m) of the Code.  Under Section 162(m) of the Code, compensation paid to any Covered Employee is potentially nondeductible by the Company to the extent that it exceeds $1,000,000. However, certain “performance-based compensation” is exempt from the $1,000,000 cap on deductibility. The LTSI Plan contains provisions designed to qualify options and SARs granted thereunder to Covered Employees as “performance-based compensation” under Section 162(m). These provisions include the following: (1) grants to Covered Employees are made only by the Section 162(m) Subcommittee; (2) the LTSI Plan states a maximum number of shares with respect to which options or SARs may be granted to any individual per calendar year; (3) in the case of grants to Covered Employees, the option exercise price must be at least equal to the fair market value of the stock on the date the option is granted; and (4) the effectiveness of grants to Covered Employees is contingent upon stockholder approval of the LTSI Plan.

Section 409A of the Code.  The LTSI Plan that the stockholders are being asked to approve provides that awards under the plan are intended to be exempt from the requirements of Section 409A of the Code, which places various restrictions on nonqualified deferred compensation.

Accounting Treatment.  Stock Option grants or stock issuances made to employees or directors under the LTSI Plan before January 1, 2006, were accounted for under the recognition and measurement principles of APB Opinion No. 25 “Accounting for Stock Issued to Employees,” and related interpretations. Under those rules, no stock-based employee compensation was reflected in the Company’s net earnings, as long as options granted had an exercise price equal to the market value of the underlying stock at the date of grant. Stock option grants or stock issuances on or after January 1, 2006, are analyzed under the fair value recognition provisions of Statement of

Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”). Under the fair value recognition provisions of SFAS 123R, total compensation expense related to such stock options or stock issuances is determined using the fair value of the stock options or stock issuances on the date of grant. Total compensation expense is recognized on a straight-line basis over the vesting period of the applicable stock option or stock grant.

Market Price of the Common Stock

The closing price of the Company’s Common Stock as reported on the Nasdaq Global Market was $26.36 per share on March 30, 2007. As of such date, the aggregate market value of the 2,510,000 shares of Common Stock issuable under the LTSI Plan was $66,163,600.

Text of the Plan

The preceding summary of the LTSI Plan is qualified in its entirety by reference to the complete text of the LTSI Plan, as it is proposed to be amended and restated, as set forth in Appendix A to this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE
AMENDMENTS TO THE LONG-TERM STOCK INCENTIVE PLAN

PROPOSAL 3.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Company’s Audit Committee has appointed the firm of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007. If the stockholders fail to ratify the appointment of KPMG, LLC, other independent auditors will be considered by the Audit Committee. The Company expects representatives of KPMG LLP to be present at the Company’s annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

II.  SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND
PRINCIPAL STOCKHOLDERS

The following table presents the number of shares of the Company’s Common Stock owned beneficially as of March 31, 2007, by the Company’s Chief Executive Officer and the Chief Financial Officer, the three other most highly compensated executive officers for the fiscal year ended December 31, 2006, the Company’s directors, the Company’s directors and executive officers as a group, and all other persons known by the Company to beneficially own more than 5% of the Company’s Common Stock.

	Amount and Nature of	Percent
Name of Beneficial Owner	Beneficial Ownership(1)	of Class(2)

Wellington Management Company, LLP(3)	1,363,814	6.3%
EARNEST Partners, LLC(4)	2,776,714	12.9%
TimesSquare Capital Management, LLC(5)	1,198,500	5.6%
UBS Global Asset Management (Americas) Inc.(6)	1,073,591	5.0%
Parker H. Petit(7)	1,664,443	7.7%
Richard M. Hassett, M.D.(8)	128,689	—
Jeffrey L. Hinton(9)	12,854	—
Roberta L. McCaw(10)	48,464	—
Yvonne V. Scoggins(11)	40,923	—
Joseph G. Bleser(12)	12,007	—
J. Terry Dewberry(13)	7,000	—
Donald J. Lothrop(14)	6,000	—
Myldred H. Mangum(15)	4,000	—
Guy W. Millner(16)	33,375	—
Kaaren J. Street(17)	12,000	—
Thomas S. Stribling(18)	42,780	—
Wayne P. Yetter(19)	18,000	—
All executive officers and directors as a group (14 persons)(20)	2,094,729	9.7%

 —  Less than 1%

(1)	Under the rules of the Securities and Exchange Commission (the “SEC”), a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of such security (“voting power”) or the power to dispose or to direct the disposition of such security (“investment power”). A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days as well as any securities owned by such person’s spouse, children or relatives living in the same house. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities.

(2)	Based on 21,593,226 shares of Common Stock outstanding on March 31, 2007. With respect to each person or group in the table, assumes that such person or group has exercised all options, warrants and other rights to purchase Common Stock which he or she beneficially owns and which are exercisable within 60 days and that no other person has exercised any such rights.

(3)	The number of shares owned is based on information contained in a report on Schedule 13G/A (Amendment No. 9) filed with the SEC on February 14, 2007. The address of Wellington Management Company, LLP (“WMC”) is 75 State Street, Boston, Massachusetts 02109. According to its Schedule 13G, WMC, in its capacity as investment adviser, may be deemed to beneficially own 1,363,814 shares of the Company’s Common Stock, which shares are held of record by clients of WMC. WMC reports that it has no power to vote or direct the vote of such shares and shared power to dispose or direct the disposition of such shares, while its clients have the right to receive, or direct the receipt of, dividends from, or proceeds from the sale of, such shares.

(4)	The number of shares owned is based on information contained in a report on Schedule 13G filed with the SEC on February 12, 2007. The address of EARNEST Partners, LLC (“EARNEST”) is 75 14th Street, Suite 2300, Atlanta, Georgia 30309. According to its Schedule 13G, EARNEST, in its capacity as investment advisor, may be deemed to beneficially own 2,776,714 shares of the Company’s Common Stock.

(5)	The number of shares is based on information contained in a report on Schedule 13G filed with the SEC on February 9, 2007. The address of TimesSquare Capital Management, LLC (“TimesSquare”) is 1177 Avenue of the Americas, 39th Floor, New York, New York 10036. According to its Schedule 13G, TimesSquare, in its capacity as investment advisor, may be deemed to beneficially own 1,198,500 shares of the Company’s Common Stock.

(6)	The number of shares is based on information contained in a report on Schedule 13G/A (Amendment No. 1) filed with the SEC on February 20, 2007. The address of UBS Global Asset Management (Americas) Inc. (“UBS”) is One North Wacker, Chicago, Illinois 60606. According to its Schedule 13G Amendment No. 1, UBS, in its capacity as investment advisor, may be deemed to beneficially own 1,073,591 shares of the Company’s Common Stock.

(7)	Represents 775,206 shares owned by Mr. Petit, 71,300 shares of restricted stock, 73,832 shares held by Petit Investments Limited Partnership, 90,000 shares held by Cox Road Partners LLLP, 3,750 shares held by Petit Grantor Trust, 6,720 shares owned by his spouse, and 643,635 shares which are subject to purchase upon exercise of options exercisable within 60 days. Mr. Petit’s address is 1850 Parkway Place, Marietta, Georgia 30067.

(8)	Represents 5,689 shares owned by Dr. Hassett, 31,500 shares of restricted stock, and 91,500 shares which are subject to purchase upon exercise of options exercisable within 60 days.

(9)	Represents 354 shares owned by Mr. Hinton, and 12,500 shares of restricted stock.

(10)	Represents 14,909 shares owned by Ms. McCaw, 11,000 shares of restricted stock, and 22,555 shares which are subject to purchase upon exercise of options exercisable within 60 days.

(11)	Represents 11,000 shares of restricted stock and 29,923 shares which are subject to purchase upon exercise of options exercisable within 60 days.

(12)	Represents 7 shares owned by Mr. Bleser and 12,000 shares which are subject to purchase upon exercise of options exercisable within 60 days.

(13)	Represents 1,000 shares owned by Mr. Dewberry and 6,000 shares which are subject to purchase upon exercise of options exercisable within 60 days.

(14)	Represents shares which are subject to purchase upon exercise of options exercisable within 60 days.

(15)	Represents shares which are subject to purchase upon exercise of options exercisable within 60 days.

(16)	Represents 5,625 shares owned by Mr. Millner and 27,750 shares which are subject to purchase upon exercise of options exercisable within 60 days.

(17)	Represents shares which are subject to purchase upon exercise of options exercisable within 60 days.

(18)	Represents 1,905 shares owned by Mr. Stribling and 40,875 shares which are subject to purchase upon exercise of options exercisable within 60 days.

(19)	Represents shares which are subject to purchase upon exercise of options exercisable within 60 days.

(20)	Includes 960,810 shares which are subject to purchase upon exercise of options exercisable within 60 days.

III.  CORPORATE GOVERNANCE AND RELATED MATTERS

Governance of the Company

We have established corporate governance practices designed to serve the best interests of the Company and our stockholders. The Company is in compliance with the current corporate governance requirements imposed by the Sarbanes-Oxley Act of 2002, the rules and regulations of the Securities and Exchange Commission (“SEC”) and the listing requirements of the Nasdaq Global Market (“Nasdaq”). The Company has adopted a Code of Conduct that applies to all of its directors, executive officers and employees. If any waiver of this Code is granted to an executive officer or director, the waiver will be disclosed in an SEC filing on Form 8-K. The Company’s current Code of Conduct was filed as an exhibit to the Company’s Current Report on Form 8-K filed October 25, 2005. Copies of the Code of Conduct and the charters of the Corporate Governance and Nominating, Audit and Compensation Committees are available on the Company’s website at www.matria.com.

Corporate Governance Guidelines

The Company’s Corporate Governance Guidelines provide that a majority of the members of the Board must meet the criteria for independence as required by the listing standards of Nasdaq. The Corporate Governance and Nominating Committee reviews annually the relationships that each director has with the Company. Following such annual review, only those directors who the full Board of Directors affirmatively determines have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) are considered independent directors, subject to additional qualifications prescribed under the listing standards of Nasdaq. In this regard, the Board of Directors has determined that Messrs. Bleser, Dewberry, Lothrop, Millner, Stribling and Yetter, Ms. Mangum and Ms. Street, constituting a majority of the directors, are independent in accordance with applicable law and Nasdaq rules.

In addition, each member of the Company’s three standing committees of the Board of Directors is independent under the rules of Nasdaq, and each member of the Audit Committee also meets the independence requirements set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934.

Set forth below is information regarding the meetings of the Board of Directors during fiscal year 2006 and a description of the Board’s standing committees.

BOARD COMMITTEES, ATTENDANCE AND COMMUNICATIONS WITH
BOARD OF DIRECTORS

In addition to an executive committee and other single purpose committees established from time to time to assist the Board of Directors with particular tasks, the Company’s Board of Directors has the following standing committees: a Compensation Committee, an Audit Committee and a Corporate Governance and Nominating Committee.

The Compensation Committee (the “Compensation Committee”) is composed of Kaaren J. Street, Thomas S. Stribling and Wayne P. Yetter. All members of the Compensation Committee are independent as required by Nasdaq. Pursuant to its charter, the Compensation Committee is responsible for establishing the Company’s overall compensation philosophy and programs and exercising the authority of the Board of Directors in the administration of all compensation plans and programs. The Compensation Committee also is charged with reviewing and recommending to the full Board for approval contractual arrangements with, compensation of and evaluation processes for executive officers and all equity-based compensation plans. The Compensation Committee held nine meetings during the year ended December 31, 2006.

The Audit Committee (the “Audit Committee”) is composed of Joseph G. Bleser, J. Terry Dewberry and Guy W. Millner. The Board of Directors has determined that all members of the Audit Committee are independent in accordance with the listing standards of Nasdaq and SEC rules governing audit committees. The Board of Directors has determined that Joseph G. Bleser has the accounting and related financial management expertise to be an “audit committee financial expert” as that term is defined by the SEC and has designated Mr. Bleser as a financial expert. Pursuant to its charter, the Audit Committee appoints and oversees the work of the Company’s independent auditors and monitors their independence and performance, and monitors the integrity of the Company’s financial reporting process and its policies and procedures relating to internal accounting functions and controls and is responsible for the oversight of the Company’s internal audit function. The Audit Committee held eleven meetings during the year ended December 31, 2006.

The Corporate Governance and Nominating Committee (the “Governance Committee”) is composed of Donald J. Lothrop, Myldred H. Mangum and Wayne P. Yetter. The Board of Directors has determined that all of the members of the Governance Committee are independent in accordance with the Nasdaq listing standards governing governance committees. Pursuant to its charter, the Governance Committee identifies, screens and recommends candidates for appointment to the Board of Directors for consideration by the full Board of Directors and by the stockholders of the Company, evaluates and makes recommendations to the full Board of Directors concerning the number and accountability of Board committees and assignments to such committees, develops and recommends to the Board of Directors for its approval a set of corporate governance guidelines, periodically reviews and makes recommendations to the full Board of Directors compensation, orientation, continuing education and retirement policies for directors, reviews issues and developments relating to corporate governance and makes recommendations related thereto to the full Board of Directors and conducts an annual assessment of the performance of the Board of Directors and the Company’s Chief Executive Officer. The Governance Committee will consider a candidate for director proposed by a stockholder. A candidate must be highly qualified and be both willing and expressly interested in serving on the Board of Directors. A stockholder wishing to propose a candidate for the Governance Committee’s consideration should forward the candidate’s name and information about the candidate’s qualifications to Matria Healthcare, Inc., 1850 Parkway Place, Marietta, Georgia 30067, Attention: Corporate Secretary. Additional information concerning nomination procedures is included under “Corporate Governance and Nominating Committee” below. The Governance Committee held eight meetings during the year ended December 31, 2006.

During the year ended December 31, 2006, the Board of Directors held nine meetings. Each of the incumbent directors who served as directors during 2006 attended more than 75% of the total number of Board meetings and meetings of committees of which he or she was a member during 2006. The Board of Directors has adopted a policy that all directors on the Board of Directors are expected to attend annual meetings of its stockholders. All members of the Company’s Board of Directors at the time of the 2006 Annual Meeting of Stockholders attended the 2006 Annual Meeting of Stockholders.

The Company encourages communication with the Board and the Board provides a process for stockholders to send communications to the full Board or any of the individual directors. Any stockholder who wishes to communicate with the Board or with any particular director, including any non-management director, may send a letter to the Secretary of the Company at 1850 Parkway Place, 12th Floor, Marietta, Georgia 30067. Any communication should indicate that the sender is a stockholder of the Company and clearly specify that it is intended to be made to the entire Board or to one or more particular director(s). After receipt by the Secretary, correspondence will be forwarded to the Board or to the particular individual director indicated for review and consideration.

DIRECTOR COMPENSATION IN FISCAL YEAR 2006

The directors who are employees of the Company receive no additional compensation for serving on the Board of Directors. In calendar year 2006, Directors who were not employees of the Company received a retainer of $6,250 per quarter, plus $1,000 for each Board and committee meeting attended, and were reimbursed for any travel expenses incurred. The following directors also received additional quarterly retainers for serving as Chairperson’s of Board Committees: Mr. Bleser received $2,500 quarterly for serving as Chairman of the Company’s Audit Committee, Mr. Stribling received $1,250 quarterly for serving as Chairman of the Compensation Committee, and Mr. Yetter received $625 quarterly for serving as Chairman of the Corporate Governance and Nominating Committee.

In addition, under the 2005 Directors’ Non-Qualified Stock Option Plan, all non-employee directors are entitled to receive an initial grant of options to purchase 6,000 shares of the Company’s Common Stock and at each annual meeting of stockholders after their first full year serving as a director, an additional grant of options to purchase 6,000 shares of Common Stock. The option price for all such options is the fair market value of the underlying common stock on the date of grant. Options have a ten year term and vest monthly over 12 months. On May 31, 2006, each Non-Employee Director other than Ms. Mangum was awarded an option to purchase 6,000 shares of Common Stock at a price of $28.86 per share under the 2005 Directors’ Non-Qualified Stock Option Plan. Ms. Mangum was not eligible for the May 31, 2006, grant because she was elected to the Board of Directors on September 21, 2006, whereupon she received an initial option to purchase 6,000 shares of Common Stock at a price of $27.53.

The following table sets forth a summary of the compensation paid to non-employee directors in fiscal year 2006.

					Change in Pension
					Value and
				Non-Equity	Nonqualified
	Fees Earned or	Stock	Option	Incentive Plan	Deferred	All Other
	Paid in Cash	Awards	Awards	Compensation	Compensation	Compensation
Name(1)	($)	($)	($)(2)	($)	Earnings	($)	Total ($)

Joseph G. Bleser	$52,000	—	29,513	—	—	—	$81,513
J. Terry Dewberry	$30,667	—	15,881	—	—	—	$46,548
Donald J. Lothrop	$27,667	—	15,881	—	—	—	$43,548
Myldred H. Mangum	$10,750	—	4,688	—	—	—	$15,438
Guy W. Millner	$59,000	—	60,482	—	—	—	$119,482
Kaaren J. Street	$45,000	—	37,205	—	—	—	$82,205
Thomas S. Stribling	$47,500	—	60,482	—	—	—	$107,982
Wayne P. Yetter	$51,625	—	53,304	—	—	—	$104,929

(1)	Parker H. Petit, Chairman and Chief Executive Officer, and Richard M. Hassett, M.D., President and Chief Operating Officer, are not included in this table as they are employees of the Company and receive no compensation as a director.

(2)	Represents the compensation expense recorded in 2006 computed in accordance with SFAS 123R, disregarding estimates of forfeitures related to service-based vesting conditions. Additional information about the assumptions used in these calculations is available in Note 9 to the Company’s Consolidated Financial Statements in the Company’s Form 10-K for the year ended December 31, 2006.

COMPENSATION DISCUSSION AND ANALYSIS

Philosophy

Our executive compensation philosophy is based on the belief that competitive compensation is essential to attract and retain highly-qualified executives and motivate them to achieve the Company’s operational and financial goals. Our policy is to provide total compensation that is competitive with our peers. The compensation program includes both motivational and retention-related compensation components. Cash bonuses are included to encourage and reward effective performance relative to our near term plans and objectives. Equity incentives are included to promote longer-term focus, to help retain key contributors and to align the interests of our executives and our shareholders.

Overview of Compensation and Process

Historically, our Compensation Committee of the Board of Directors (for purposes of this analysis, the “Compensation Committee” or the “Committee”) has been responsible for reviewing and approving compensation for all of the Company’s executive officers, including all of our named executive officers.

The principal components of compensation for our named executive officers are: base salary, cash bonuses, long-term equity incentives, perquisites and other personal benefits. Generally, base salaries have been set for our executive officers at the regularly-scheduled February meeting of the Compensation Committee. At this meeting, the Compensation Committee also approves and adopts a management incentive plan (annual cash bonus plan) for the new fiscal year and considers for approval equity-based awards to our executive officers and other eligible employees.

In making compensation decisions, the Compensation Committee considers recommendations of Parker H. Petit, Chairman of the Board and Chief Executive Officer, and Thornton A. Kuntz, Jr., Senior Vice President and Chief Administrative Officer. The Committee also has, from time to time, retained the advice of an independent consultant and/or commissioned compensation studies or surveys as the need arose. While compensation survey data are useful guides for comparative purposes, we believe that a successful compensation program also requires the application of judgment and subjective determinations of individual performance. In that regard, the Compensation Committee applies its judgment in reconciling the program’s objectives with the realities of retaining valued employees.

In 2006, the Compensation Committee engaged Wachovia Employer Solutions Group, an independent, outside compensation consultant, to benchmark the major components of total executive compensation against a peer group of 12 publicly-traded companies in the health care and technology sectors with annual revenues between $291 million and $936 million. The 12 companies selected were those deemed by the Committee, after input from senior management, to be the most comparable to the Company.

In order to compete effectively for top executive-level talent, our Compensation Committee’s philosophy is to target total direct compensation for executive officers at the 75th percentile of total direct compensation paid to similarly-situated executives of the companies comprising the peer group. Specific elements of compensation were targeted at the percentile of compensation paid to the peer group as set forth below:

Base Salary	50th - 60th Percentile
Annual Cash Incentives	60th - 75th Percentile
Long-Term Equity Incentives	75th - 80th Percentile

Because our Compensation Committee believes that a significant portion of our total executive compensation should be tied to the annual and long-term performance of the Company, they set the targeted mix of total direct compensation for executives as follows:

Base Salary	40%
Annual Cash Incentives	20%
Long-Term Equity Incentives	40%

Base Salary

In setting annual base salaries for our executive officers for fiscal 2006, the Compensation Committee reviewed compensation for comparable positions in the peer group. They also took into account the scope of the executives’ responsibilities, their skills and experience, and their performance. With respect to the CEO, the Committee considered the annual performance evaluation conducted by the Corporate Governance and Nominating Committee (the “Governance Committee”) of the Board, which had concluded that Mr. Petit’s performance in 2005 had been outstanding. Their conclusion was based on the CEO’s foresight and vision in focusing the Company’s business on disease management and strides taken toward achieving the Company’s stated strategic goal of being a “pure play” disease management company. Not only had the Company succeeded in growing its own disease management business, but it had made a bold acquisition of CorSolutions Medical, Inc., one of its chief competitors. The Governance Committee believed these strategic actions would be instrumental in creating shareholder value. With respect to the other executive officers, the Compensation Committee considered the CEO’s evaluation of the performance of each.

Cash Bonuses

Our bonus programs consist of a management incentive plan adopted near the beginning of each fiscal year and discretionary bonuses as may be awarded by the Compensation Committee from time to time for outstanding performance.

In February of 2006, the Compensation Committee approved a special bonus to be awarded to certain members of the Company’s management team for their efforts in connection with the divestitures of Facet Technologies and the Company’s German operations, which were key components of the Company’s strategy to reduce debt and become a “pure play” in the disease management sector of healthcare. The Committee established a bonus pool of $450,000 and determined that $200,000 of the pool would be awarded to Mr. Petit, who would have the discretion to determine the recipients of the remaining bonus pool and the amounts awarded to each. Richard M. Hassett, M.D., President and Chief Operating Officer, Roberta L. McCaw, Senior Vice President, General Counsel and Corporate

Secretary, and Yvonne V. Scoggins, Senior Vice President-Business Analysis, received payments of $30,000 each. The bonuses were paid in October 2006, following completion of the divestitures.

Each year, our Compensation Committee adopts a management incentive plan, which is a broad-based cash bonus plan that is designed to incentivize and reward achievement of the current year’s financial and operational goals. The participants in the plan and the applicable performance goals, which vary from year to year, are established at the time the plan is adopted. The 2006 Management Incentive Plan (the “MIP”) was adopted in February 2006. All of the Company’s management team at the director level and above (approximately 125 employees) were entitled to participate in the MIP. In the case of the Company’s Chairman of the Board and Chief Executive Officer and President and Chief Operating Officer, the amount of and entitlement to bonuses under the MIP were based solely upon the Company’s financial performance in comparison to its operating budgets. For 2006, the Compensation Committee wanted to reward and incentivize not just revenue growth, but also the cost effective achievement of that growth. Accordingly, there were two components to the financial performance measures for these executives. Seventy-five percent of the bonus was based on the Company’s 2006 earnings per share from continuing operations (excluding share-based compensation expense) and the remaining 25% of the bonus was based on the Company’s 2006 net revenue from continuing operations. For the other executive officers, 50% was based on earnings per share from continuing operations (excluding share-based compensation expense), 20% was based on net revenue from continuing operations and 30% of the bonus was based on individual performance goals. Individual performance goals for our executive officers were established by the Chief Executive Officer and were primarily operational, rather than financial, in nature.

For each participant in the MIP, the Compensation Committee established a target base bonus equal to a percentage of year-end base salary. The target range for named executive officers was 40% to 70% of year-end base salary, with Ms. McCaw, Ms. Scoggins, and Mr. Mengert, the Company’s former Senior Vice President and Chief Financial Officer, having a target base bonus of 40%, Jeffrey L. Hinton, the Company’s Senior Vice President and Chief Financial Officer, having a target base bonus of 45%, Dr. Hassett having a target base bonus of 60%, and Mr. Petit having a target base bonus of 70%. For the executive officers, the earnings per share and net revenue performance targets were set at the low end of the range set forth in the Company’s 2006 forecast issued on January 6, 2006. Achievement of at least 85% of the earnings per share target was a condition to any payment based on earnings per share, net revenue or individual performance goals. The Compensation Committee believes that an important aspect of the MIP is that it is “self-funding,” in that performance against the targets is measured after the deduction of bonuses. Executives participating in the MIP had an opportunity to earn a base bonus as follows:

Earnings Per Share Performance

•	no payment of the base bonus allocated to earnings per share performance if earnings per share were less than 85% of the target

•	payment of between 20% and 100% of the base bonus allocated to earnings per share performance if earnings per share were between 85% and 100% of the target

Net Revenue Performance

•	no payment of the base bonus allocated to net revenue performance if earnings per share were less than 85% of the target or net revenue was less than 100% of the target

•	payment of 100% of the base bonus allocated to net revenue performance if earnings per share were at least 85% of the target and net revenue was at least 100% of the target

Individual Objectives Performance

•	no payment of the base bonus allocated to individual performance objectives if earnings per share were less than 85% of the target or none of the individual performance objectives was achieved

•	payment of 100% of the portion of the base bonus allocated to individual performance objectives if earnings per share were at least 85% of the target and all of the individual performance objectives were met

•	if at least 85% of the earnings per share target was achieved and some, but not all, of the individual performance objectives were attained, a partial amount of the base bonus allocated to individual performance objectives was payable on a proportionate basis

In addition, if earnings per share were between 100% and 115% of the target, participants would earn an excess bonus equal to between 100% and 200% of the base bonus earned.

For 2006, the Company did not achieve the financial performance measures required for payment of the bonuses under the MIP attributable to financial performance goals and no such bonuses were awarded. Additionally, the Company did not achieve 85% of the earnings per share target, the achievement of which was a condition to payment of the portion of the bonus under the MIP attributable to individual performance goals. However, the Compensation Committee authorized the payment of the portions of the bonus attributable to individual performance goals, effectively waiving the earnings per share threshold. The decision to pay this portion of the bonuses was based, in part, on the fact that the earnings per share shortfall resulted largely from the difficulty of forecasting the effect of the CorSolutions acquisition on the Company’s 2006 results. Additionally, the Committee wanted to recognize and reward the Company’s notable achievements during 2006, including the integration of CorSolutions, WinningHabits and Miavita into the Company’s legacy business and the divestiture of non-core businesses, creating a cohesive, health, wellness and disease management business. The bonuses paid to the named executive officers included $31,200 to each of Ms. McCaw and Ms. Scoggins and $27,844 to Mr. Hinton.

The Company’s Chief Executive Officer, President and Chief Operating Officer and division presidents were not eligible for the individual performance component of the 2006 MIP. In recognition of the significant contribution those individuals made to the strategic transformation of the Company during 2006, in the first quarter of 2007, the Compensation Committee approved discretionary bonuses for these officers totaling $260,000, which was approximately the same percent of the target bonus under the MIP as was authorized for participants in the MIP who had individual performance objectives. Of this amount, Mr. Petit received a discretionary bonus of $115,000 and Dr. Hassett received a discretionary bonus of $75,000.

Long-Term Equity Incentives

Our stock option and restricted stock award programs are designed to align the interests of our executive officers and our shareholders. We also regard these programs as key retention tools. Historically, we granted only stock options to our executive officers. Primarily due to adoption of SFAS No. 123R effective January 1, 2006, however, beginning in February 2006, we began to grant restricted stock in lieu of option grants, as we believed this was a more efficient way to reward and motivate superior performance. We continue to issue some stock options, however, in circumstances the Compensation Committee deems appropriate. For example, since our restricted shares vest based on calendar year performance measures, grants of restricted shares late in the year could vest, or not, shortly after grant, rendering them less effective as a motivational and retention tool. In that circumstance, an option grant may be more appropriate. Options also may be used as a competitive recruiting tool.

In 2006, all equity-based awards were issued under plans previously approved by our shareholders. In fiscal year 2006, a total of 93 employees received awards of 232,500 shares of restricted stock and options to purchase 314,000 shares of the Company’s Common Stock. In January 2006, Dr. Hassett received an option grant to purchase 25,000 shares and Ms. Scoggins received an option grant to purchase 10,000 shares. In October 2006, the Compensation Committee granted Mr. Hinton an option to purchase 5,000 shares of the Company’s Common Stock. Additionally, the Company made a broad-based annual grant of restricted stock to its management employees, including the named executive officers. Because of discussions surrounding the granting of restricted stock as opposed to stock options to certain of our employees, the fiscal 2006 annual awards were delayed and not granted until April 2006. It is the Compensation Committee’s intention to return to the practice of granting annual awards at the time of the Compensation Committee’s February meeting. Grants of restricted stock to the named executive officers were as follows: Mr. Petit, 37,500 shares, Dr. Hassett, 15,000 shares, Mr. Hinton, 12,500 shares, Ms. McCaw, 5,000 shares and Ms. Scoggins, 5,000 shares.

In determining the level of equity grants, the Compensation Committee considered the Company’s overall option “overhang,” the employee’s level of responsibility and performance, prior equity awards, comparative compensation information and the anticipated expense to the Company. Although the Committee’s philosophy is to target long-term equity incentive awards at the 75% percentile of awards to similarly-situated executives of companies in the peer group, because of the relatively few shares available for issuance under the Company’s long-term incentive plans and the expense that would be associated with grants at that level, the actual awards were only between 54% and 79% of that target. In the case of Mr. Hinton, the size of the grant of restricted stock was negotiated in connection with his hire.

The Company made additional grants of restricted stock and stock options throughout the year to newly-hired managers and to existing management, other than executive officers, to attract new management talent, to reward specific performance, in connection with promotions and to address specific retention concerns.

Vesting of awards under our equity ownership programs is established by the Committee at the time of the grant. To optimize the retention value of the awards and to orient recipients to the achievement of longer-term goals, objectives and success, all 2006 awards included time-based vesting periods. Generally, employees who terminate their employment prior to completion of these vesting periods forfeit the unvested portions of these awards. Options granted in 2006 vest over a period of three years from the date of grant. The restricted stock awards issued in 2006 also vest over three years, but generally are subject to additional vesting criteria based on the Company’s earnings per share (excluding share-based compensation or expense) during the fiscal year immediately preceding each of the first three anniversaries of the grant date. The earnings per share target for each of the three years was $1.35, $1.50 and $1.75, respectively. In the case of the award to Mr. Hinton, the additional vesting criteria is based on 15% year-over-year growth in operating earnings from continuing operations. In all cases, one-third of the shares vest upon achieving each year’s target. Shares that do not vest in one period may vest in a subsequent period if the earnings per share target for that subsequent period is met. Shares not vested as of the third anniversary of the date of grant are forfeited.

In 2006, the Compensation Committee granted equity incentives only at the meetings of the Committee that coincided with Board meetings. Grants to newly-hired employees whose employment has not yet commenced are effective on the employee’s first day of employment. Grants to current employees are effective on the date of the Committee meeting at which the grant is approved unless that date is coincident with the date of a Board meeting at which our quarterly financial results are presented or action is taken on other matters involving material non-public information, in which case the effective date of the grant is the date the press release related to such matter is issued, assuming the press release is released prior to the opening of the market of such day or, if the press release is issued after the opening of the market, on the following day. All options are priced at the closing price of our Common Stock on the effective date of the grant.

Perquisites

To better enable the Company to attract and retain superior employees for key positions, the Company provides executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable, competitive and consistent with its overall compensation program. The Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers.

The executive officers are provided automobile allowances (which, for some executives, include reimbursement for gasoline and provision of insurance coverage) and financial planning assistance. Also, we pay business club dues for some of our executive officers. Mr. Petit and Ms. Scoggins retain perquisites that were made available to them from a predecessor company. These include $5,000 annual medical spending accounts and supplemental life and disability insurance coverages.

Retirement and Other Benefits

Savings Plan — The 401(k) savings plan is a broad-based tax-qualified retirement savings plan to which all employees, including the executive officers, may make contributions on a before-tax basis, subject to limitations contained in the Plan and prescribed by law. In 2006, the maximum contribution allowed was the lesser of 50% of the participant’s annual salary and $220,000. The Company matches the participants’ voluntary salary contributions, with the Company’s match being limited to the lesser of 3% of the participant’s salary and $6,600. All matching Company contributions to the 401(k) plan vest over five years.

Supplemental Executive Retirement Plan — Ms. McCaw participates in a Supplemental Executive Retirement Plan. This plan was established in 2003 as a replacement for a predecessor plan. Only executives who participated in the predecessor plan were entitled to participate in the Supplemental Executive Retirement Plan. The plan is described in “Termination of Employment and Change-in-Control Arrangements” in this Proxy Statement.

Severance Arrangements — In April 2006, the Company entered into new or amended severance and change-in-control severance agreements with each of the executive officers to provide for severance compensation should their employment be terminated under certain defined circumstances. The terms of these agreements are described in “Termination of Employment and Change-in-Control Arrangements” in this Proxy Statement. The new and revised agreements were entered into to enhance the benefits payable under the prior agreements so as to make them more competitive and to extend benefits payable outside the context of a change in control of the Company to certain executive officers who did not previously have severance agreements for that circumstance. The Compensation Committee deems the severance arrangements to be key components of a competitive compensation package and in line with that of companies in the peer group. In addition, the Compensation Committee believes that the change-in-control severance arrangements will help the Company retain its executive leadership in the event of a possible change in control and should such change in control occur, will help retain executive talent for the new organization.

Tax and Accounting Implications

Accounting for Equity-Based Compensation

Since January 1, 2006, all equity awards to our employees, including executive officers, have been granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date in accordance with SFAS No. 123R. Information about outstanding options held by our named executive officers and directors is contained in the “Outstanding Equity Awards at December 31, 2006” table in this Proxy Statement.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits to $1 million the tax deductions a public company can take for compensation paid to each of the corporation’s chief executive officer and the four other most highly paid executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. Since all of our equity incentive programs in 2006 were under plans approved by our stockholders and were linked to the financial performance of the Company, we do not believe our executive compensation payments will be subject to the limitations of Section 162(m). We reserve the right, however, to use our judgment to authorize compensation payments that would trigger non-deductibility under Section 162(m) when the Committee believes such payments are appropriate and in the best interests of the shareholders.

Deferred Compensation

Amounts that are deferred or which become vested under nonqualified deferred compensation programs after December 31, 2004 are subject to Internal Revenue Code Section 409A, which governs when elections for deferrals of compensation may be made, the form and timing permitted for payment of such deferred amounts, and the ability to change the form and timing of payments initially established. Section 409A imposes sanctions for failure to comply, including accelerated income inclusion, a 20% penalty and an interest penalty. The Company believes it is operating in good faith compliance with the statutory provisions of Section 409A. The final regulations under Section 409A have just recently become effective and the Company will be conducting a review of its applicable deferred compensation arrangements to assess the compliance of such arrangements with the final regulations.

COMPENSATION COMMITTEE REPORT

The Committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on its review and discussions with management, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2007 proxy statement. This report is provided by the following independent directors, who comprise the Committee:

Kaaren J. Street
Thomas S. Stribling
Wayne P. Yetter

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report described above shall not be incorporated by reference into any such filings.

Summary Compensation Table

The following table sets forth compensation earned by the following persons during the fiscal year ended December 31, 2006 for services rendered in all capacities to the Company:

•	individuals who served as Chief Executive Officer or Chief Financial Officer during fiscal year 2006; and

•	the three other most highly compensated executive officers during fiscal year 2006.

							Change in
							Pension
							Value and
							Nonqualified
				Stock	Option	Non-Equity	Deferred
			Bonus	Awards	Awards	Incentive Plan	Compensation	All Other
Name and Principal Position	Year	Salary	(1)	(2)	(3)	Compensation(4)	Earnings(5)	Compensation(6)	Total

Parker H. Petit	2006	$544,576	$315,000	$244,659	$1,336,240	—	—	$36,763	$2,477,238
Chairman of the Board and Chief Executive Officer
Jeffrey L. Hinton	2006	$211,538	—	$81,553	$3,755	$27,844	—	$105,411	$430,101
Senior Vice President and Chief Financial Officer
Richard M. Hassett, M.D.	2006	$384,577	$105,000	$97,864	$1,041,584	—	—	$26,100	$1,655,125
President and Chief Operating Officer
Roberta L. McCaw	2006	$256,569	$30,000	$32,621	$162,862	$31,200	$60,756	$24,092	$598,100
Senior Vice President, General Counsel and Secretary
Yvonne V. Scoggins	2006	$256,194	$30,000	$32,621	$251,160	$31,200	—	$31,499	$632,674
Senior Vice President Business Analysis
Stephen M. Mengert(7)	2006	$58,117	—	—	—	—	—	$3,975	$62,092
Senior Vice President and Chief Financial Officer

(1)	In the case of Ms. McCaw and Ms. Scoggins, the amounts set forth in the Bonus column represent discretionary bonuses paid for their efforts in successfully completing the divestitures of Facet Technologies, LLC and the Company’s German operations. For Mr. Petit and Dr. Hassett, the amounts set forth in the Bonus column represent discretionary bonuses of $200,000 and $30,000, respectively, paid in connection with such divestitures and $115,000 and $75,000, respectively, paid in recognition of their contribution to the strategic transformation of the Company in 2006. See “Compensation Discussion and Analysis — Cash Bonuses.”

(2)	The amounts set forth in the Stock Awards column represent the value of restricted stock awards recognized for financial statement purposes in 2006 as computed in accordance with SFAS 123R, disregarding estimates of forfeitures related to service-based conditions. The amounts were calculated based on the closing market price of the common stock on the grant date. For additional information regarding such awards, see “Compensation Discussion and Analysis — Long-Term Equity Incentives.”

(3)	The amounts set forth in the Option Awards column represent the compensation expense recorded by the Company in 2006 as computed in accordance with SFAS 123R, disregarding estimates of forfeitures related to service-based vesting conditions. For additional information about the assumptions used in these calculations, see Note 9 to the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the year ended December 31, 2006. For additional information regarding such awards, see “Compensation Discussion and Analysis — Long-Term Equity Incentives.”

(4)	The amounts set forth in the Non-Equity Incentive Plan Compensation column represent the amounts paid pursuant to the Company’s management incentive bonus plan (the “MIP Plan”) for 2006 performance. The performance metrics were set by the Compensation Committee in the first quarter of 2006. For additional information regarding the Compensation Committee’s determinations with respect to the bonus payments, see “Compensation Discussion and Analysis — Cash Bonuses.”

(5)	The amounts set forth in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column represent the aggregate change in the actuarial present value of the benefits under the Supplemental Executive Retirement Plan (the “SERP”). See “Compensation Discussion and Analysis — Pension Benefits.”

(6)	Details of amounts reported in “All Other Compensation” column are provided in the table below and represent the perquisites and personal benefits and other compensation not reportable elsewhere. See “Compensation and Discussion and Analysis — Perquisites.”

(7)	Mr. Mengert resigned from the Company on March 16, 2006.

All Other Compensation

	Officer			Executive	Executive
	Term Life	Relocation	401K	Disability	Medical	Business
	Insurance	Expenses	Matching	Insurance	Reimbursement	Club	Auto
Name and Principal Position	Premium	Reimbursed	Contribution	Premiums	Plan	Dues	Allowance	Total

Parker H. Petit	$5,745	—	—	$3,950	$5,000	$1,500	$20,568	$36,763
Chairman of the Board and Chief Executive Officer
Jeffrey L. Hinton	—	$92,286	—	—	—	$1,125	$12,000	$105,411
Senior Vice President and Chief Financial Officer
Richard M. Hassett, M.D.	—	—	$6,600	—	—	$1,500	$18,000	$26,100
President and Chief Operating Officer
Roberta L. McCaw	—	—	$6,600	—	—	—	$17,492	$24,092
Senior Vice President, General Counsel and Secretary
Yvonne V. Scoggins	$786	—	$6,600	$1,621	$5,000	—	$17,492	$31,499
Senior Vice President Business Analysis
Stephen M. Mengert(1)	—	—	—	—	—	$375	$3,600	$3,975
Senior Vice President and Chief Financial Officer

(1)	Mr. Mengert resigned from the Company on March 16, 2006.

PENSION BENEFITS

In 2003, the Company adopted a Supplemental Executive Retirement Plan (the “SERP”) for the benefit of certain executives who were participants in a predecessor plan. Under the SERP, individual trust accounts were established for each participant and funded in an amount equal to the net present value of the participant’s targeted benefit under the predecessor plan. The only named executive officer still participating in the SERP is Ms. McCaw. The initial funding for Ms. McCaw’s account was $536,000. The assets of the trusts are subject to the claims of the Company’s creditors. Benefits payable under the SERP are variable, based on the performance of the investment earnings of the trust funds, and include future tax mitigation payments of approximately 44% of the amounts initially contributed to the trust accounts. Benefits under the SERP vest based on age and years of service, with 100% vesting and the right to withdraw funds obtained at age 55 and 15 years of service. Earlier vesting may occur upon a change-in-control or other events as defined in the SERP. See “Termination of Employment and Change-in-Control Arrangements”.

		Number of	Present Value
		Years of	of		Payments
		Credited	Accumulated		During Last
Name	Plan Name	Service	Benefit		Fiscal Year

Parker H. Petit	—	—	$—		$—
Chairman of the Board and Chief Executive Officer
Jeffrey L. Hinton	—	—	$—		$—
Senior Vice President and Chief Financial Officer
Richard M. Hassett, M.D.	—	—	$—		$—
President and Chief Operating Officer
Roberta L. McCaw	SERP	10	$796,103	(1)	$—
Senior Vice President, General Counsel and Secretary
Yvonne V. Scoggins	—	—	$—		$—
Senior Vice President Business Analysis
Stephen M. Mengert	—	—	$—		$—
Senior Vice President and Chief Financial Officer

(1)	Represents the value of Ms. McCaw’s investment account under the SERP as of December 31, 2006. As of December 31, 2006, based on her age and years of credited service, Ms. McCaw was vested as to 30% of such amount. Under the terms of the SERP, Ms. McCaw is also entitled to receive tax mitigation payments in an amount of approximately 44% of the amount initially contributed by the Company to the SERP. The value of such additional tax mitigation payments is not reflected in the amount set forth above.

Grants of Plan-Based Awards

The following table contains information about grants of cash and equity awards during fiscal year 2006 for the named executive officers.

					Estimated	All Other
					Future	Option
					Payouts	Awards:	Exercise	Grant Date
					Under	Number of	or Base	Fair Value
					Equity	Securities	Price of	of Stock
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Incentive	Underlying	Option	and Option
		Threshold	Target	Maximum	Plan Awards	Options	Awards	Awards
Name	Grant Date	($)	($)	($)	(2)	(#)(3)	($/SH)(4)	($)(5)

Parker H. Petit	N/A	$57,750	$385,000	$770,000	—	—	—	—
Chairman of the Board and Chief Executive Officer	4/21/2006	—	—	—	37,500	—	—	$1,056,000
Jeffrey L. Hinton	N/A	$37,125	$92,815	$185,631	—	—	—	—
Senior Vice President and Chief	4/21/2006	—	—	—	12,500	—	—	$352,000
Financial Officer	10/25/2006	—	—	—	—	5,000	$28.03	$60,300
Richard M. Hassett, M.D.	N/A	$35,100	$234,000	$468,000	—	—	—	—
President and Chief Operating	1/4/2006	—	—	—	—	25,000	$40.33	$492,000
Officer	4/21/2006	—	—	—	15,000	—	—	$422,400
Roberta L. McCaw	N/A	$41,600	$104,000	$208,000	—	—	—	—
Senior Vice President, General Counsel and Secretary	4/21/2006	—	—	—	5,000	—	—	$140,800
Yvonne V. Scoggins	N/A	$41,600	$104,000	$208,000	—	—	—	—
Senior Vice President Business	1/4/2006	—	—	—	—	10,000	$40.33	$196,800
Analysis	4/21/2006	—	—	—	5,000	—	—	$140,800
Stephen M. Mengert	—	—	—	—	—	—	—	—
Senior Vice President and Chief Financial Officer(6)

(1)	This column reflects the threshold, target and maximum payout opportunity under the MIP set by the Compensation Committee in the first quarter of 2006. See the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the non-equity incentive plan awards actually earned by the named executive officers in 2006. The performance goals and base salary multiples for determining the payout are described in “Compensation Discussion and Analysis — Cash Bonuses.”

(2)	This column shows the number of shares of restricted stock granted to the named executive officers in 2006. The shares vest and become non-forfeitable over a period of three years from the date of grant, subject to the achievement of applicable performance criteria. The performance criteria are described in “Compensation Discussion and Analysis — Long-Term Equity Incentives.”

(3)	This column shows the number of stock options granted to the named executive officers in 2006. The options vest and become non-forfeitable in three equal annual installments beginning one year after the grant date.

(4)	This column shows the exercise price for the stock options granted which was the closing price on the grant date.

(5)	This column shows the full grant date fair value under SFAS 123R of the restricted stock and stock options granted to the named executive officers. Generally, the grant date fair value is the amount that the Company would expense in its financial statements over the award’s vesting schedule. For restricted stock, fair value is calculated using the closing price of the Company’s common stock on the grant date. For stock options, fair value is calculated using the Black Scholes value on the grant date. The fair value shown for stock and option awards are accounted for in accordance with SFAS 123R. For additional information on the valuation assumptions, refer to Note 9 of the Company’s financial statements in the Form 10-K of the year ended December 31, 2006, as filed with the SEC. These amounts reflect the Company’s accounting expense, and do not correspond to the actual value that will be recognized by the named executive officers. For example, the restricted shares are subject to performance vesting criteria. If the performance vesting criteria are not met, the grant date value will be $0.00.

(6)	Mr. Mengert resigned from the Company on March 16, 2006.

Outstanding Equity Awards at 2006 Fiscal Year-End

The following table contains information with respect to shares of common stock that may be issued to the named executive officers upon the exercise of options and other awards or vesting of restricted shares under the Company’s equity compensation plans as of the end of fiscal year 2006.

						Stock Awards(2)
						Equity	Equity
						Incentive	Incentive
						Plan	Plan Awards:
						Awards:	Market or
						Number of	Payout
						Unearned	Value of
		Option Awards(1)				Shares,	Unearned
		Number of	Number of			Units or	Shares, Units
		Securities	Securities			Other	or Other
		Underlying	Underlying			Rights	Rights That
		Unexercised	Unexercised	Option	Option	That Have	Have Not
		Options (#)	Options (#)	Exercise	Expiration	Not Vested	Vested
Name	Grant Date	Exercisable	Unexercisable	Price ($)	Date	(#)(3)	($)(4)

Parker H. Petit	04/21/2006	—	—	N/A	N/A	37,500	$1,077,375
Chairman of the Board and Chief	12/15/1997	1,875	—	$14.33	12/15/2007	—	—
Executive Officer	02/24/1998	22,500	—	$14.00	02/24/2008	—	—

	05/18/1998	3,750	—	$12.16	05/18/2008	—	—

	01/19/1999	22,500	—	$11.00	01/19/2009	—	—

	07/23/1999	3,750	—	$16.00	07/23/2009	—	—

	05/18/2000	3,750	—	$12.00	05/18/2010	—	—

	10/04/2000	27,011	—	$9.33	10/04/2010	—	—

	02/16/2001	46,892	—	$9.75	02/16/2011	—	—

	05/24/2001	300,000	—	$10.57	05/24/2011	—	—

	02/19/2002	36,503	—	$12.37	02/19/2012	—	—

	03/12/2003	41,401	27,600	$5.84	03/12/2013	—	—

	12/18/2003	34,953	23,300	$13.58	12/18/2013	—	—

	08/11/2004	23,251	34,875	$16.79	08/11/2014	—	—

	06/08/2005	11,700	46,800	$29.97	06/08/2015	—	—

	11/08/2005	49,996	100,004	$34.67	11/08/2015	—	—

		629,832	232,579			37,500	$1,077,375

Jeffrey L. Hinton	04/21/2006	—	—	N/A	N/A	12,500	$359,125
Senior Vice President and Chief	10/25/2006	—	5,000	$28.03	10/25/2016	—	—
Financial Officer

		—	5,000			12,500	$359,125

Richard M. Hassett, M.D.	04/21/2006	—	—	N/A	N/A	15,000	$430,950
President and Chief Operating	11/15/2004	30,000	45,000	$23.81	11/15/2014	—	—
Officer	02/22/2005	15,000	60,000	$28.48	02/22/2015	—	—

	06/08/2005	4,500	18,000	$29.97	06/08/2015	—	—

	07/20/2005	2,000	8,000	$34.47	07/20/2015	—	—

	11/07/2005	16,666	33,334	$34.11	11/07/2015	—	—

	01/04/2006	—	25,000	$40.33	01/04/2016	—	—

		68,166	189,334			15,000	$430,950

						Stock Awards(2)
						Equity	Equity
						Incentive	Incentive
						Plan	Plan Awards:
						Awards:	Market or
						Number of	Payout
						Unearned	Value of
		Option Awards(1)				Shares,	Unearned
		Number of	Number of			Units or	Shares, Units
		Securities	Securities			Other	or Other
		Underlying	Underlying			Rights	Rights That
		Unexercised	Unexercised	Option	Option	That Have	Have Not
		Options (#)	Options (#)	Exercise	Expiration	Not Vested	Vested
Name	Grant Date	Exercisable	Unexercisable	Price ($)	Date	(#)(3)	($)(4)

Roberta L. McCaw	04/21/2006	—	—	N/A	N/A	5,000	$143,650
Senior Vice President, General Counsel	02/19/2002	2,356	—	$12.37	02/19/2012	—	—
and Secretary	03/12/2003	2,072	4,140	$5.84	03/12/2013	—	—

	12/18/2003	6,374	8,811	$13.58	12/18/2013	—	—

	08/11/2004	1,800	5,399	$16.79	08/11/2014	—	—

	06/08/2005	1,800	7,200	$29.97	06/08/2015	—	—

	11/08/2005	5,000	10,000	$34.67	11/08/2015	—	—

		19,402	35,550			5,000	$143,650

Yvonne V. Scoggins	04/21/2006	—	—	N/A	N/A	5,000	$143,650
Senior Vice President Business	02/19/2002	2,144	—	$12.37	02/19/2012	—	—
Analysis	03/12/2003	2,009	3,450	$5.84	03/12/2013	—	—

	04/22/2003	600	1,200	$7.15	04/22/2013	—	—

	09/29/2003	3,000	3,000	$11.97	09/29/2013	—	—

	12/18/2003	8,403	8,403	$13.58	12/18/2013	—	—

	08/11/2004	3,601	5,399	$16.79	08/11/2014	—	—

	06/08/2005	1,500	6,000	$29.97	06/08/2015	—	—

	07/20/2005	2,000	8,000	$34.47	07/20/2015	—	—

	11/08/2005	3,333	6,667	$34.67	11/08/2015	—	—

	01/04/2006	—	10,000	$40.33	01/04/2016	—	—

		26,590	52,119			5,000	$143,650

Stephen M. Mengert		–0–	–0–	—	—	—	—
Senior Vice President and Chief Financial Officer(5)

(1)	The dates of grant of each named executive officer’s stock option awards outstanding as of December 31, 2006, are set forth in the table above, and the vesting dates for each award can be determined based on the vesting schedules described in this footnote. For the awards of stock options granted between December 15, 1997 and March 11, 2003, full vesting shall not occur before two years and not later than four years from the date of grant, based on performance vesting thresholds. The awards of stock options granted between March 12, 2003 and June 8, 2005 vest in installments of 20% on the first five anniversaries of the date of grant. Stock options granted subsequent to June 8, 2005 vest in installments of 33 1/3% on the first three anniversaries of the date of grant.

(2)	The awards presented in these columns consist of unearned performance shares granted on April 21, 2006, and the value is based on the closing market price of $28.73 of the Company’s common stock on December 29, 2006. The performance period for these awards is January 1, 2006 through December 31, 2008. Based on the Company’s 2006 business results, no shares were earned pursuant to the terms of the plan, except for Mr. Hinton, whose grant was negotiated in connection with his hire, and contains different performance vesting criteria. See “Compensation Discussion and Analysis — Long-Term Equity Incentives.”

(3)	See “Compensation Discussion and Analysis — Long-term Equity Incentives.”

(4)	Based on $28.73, the last sale price of the Company’s Common Stock on December 29, 2006.

(5)	Mr. Mengert resigned from the Company on March 16, 2006.

Option Exercises and Stock Vested in Fiscal Year 2006

The following table provides information with respect to common shares which were issued upon exercise of stock options or vesting of restricted stock and unexercised options during fiscal year 2006 to the named executive officers. None of the restricted stock granted to the named executive officers vested during 2006.

Option Awards
	Number of Shares	Value Realized
	Acquired on	on Exercise
Name	Exercise (#)	($)

Parker H. Petit	–0–	–0–
Chairman of the Board and Chief Executive Officer
Jeffrey L. Hinton	–0–	–0–
Senior Vice President and Chief Financial Officer
Richard M. Hassett, M.D.	–0–	–0–
President and Chief Operating Officer
Roberta L. McCaw	4,240	$127,440
Senior Vice President, General Counsel and Secretary
Yvonne V. Scoggins	–0–	–0–
Senior Vice President Business Analysis
Stephen M. Mengert	29,752	$858,431
Senior Vice President and Chief Financial Officer(1)

(1)	Mr. Mengert resigned from the Company on March 16, 2006.

TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

The Company has entered into change-in-control severance agreements with each of the named executive officers. The agreements provide for compensation to the executive in the event the executive’s employment with the Company is terminated following the consummation of a “change-in-control” for reasons other than the executive’s death, disability or for “Cause” (as defined in the respective agreements), or if the executive voluntarily terminates employment for “Good Reason” (as defined in the respective agreements). The compensation payable under the agreements is a lump sum severance payment equal to a multiple of the executive’s annual base salary, targeted base bonus and car allowance as of the date of the change-in-control. The multiple applicable to Mr. Petit and Ms. Scoggins is three. The multiple applicable to Dr. Hassett, Mr. Hinton and Ms. McCaw is two. In addition, following termination of employment, the executives are entitled to receive for a period of three years in the case of Mr. Petit and Ms. Scoggins and two years in the case of Dr. Hassett, Mr. Hinton and Ms. McCaw, life, health insurance coverage, and certain other fringe benefits equivalent to those in effect at the date of termination and will be entitled to receive additional amounts, if any, relating to any excise taxes imposed on the executive as a result of Section 280(g) of the Internal Revenue Code of 1986, as amended (the “Code”). The agreements require the executive to comply with certain covenants that preclude the executive from competing with the Company or soliciting customers or employees of the Company for a period following termination of employment equal to the period for which fringe benefits are continued under the applicable agreement. The agreements expire three years after a change in control of the Company or any successor to the Company.

The Company has also entered into non-change-in-control severance agreements with each of the named executive officers. The severance agreements provide for a lump sum severance payment to the executive in the event that his or her employment is involuntarily terminated prior to a change-in-control for reasons other than death, disability or “Cause” (as defined in the respective agreements), or if the executive voluntarily terminates employment for “Good Reason” (as defined in the respective agreements). In the case of Ms. Scoggins, the severance payment is an amount equal to two times her annual base salary, targeted base bonus and car allowance as of April 27, 2002. In the case of Mr. Petit, the severance payment is equal to two times his annual base salary, targeted base bonus and car allowance at the time of termination of employment. In the case of Dr. Hassett and Ms. McCaw, the severance payment is equal to one time their respective annual base salary, targeted base bonus and car allowance at the time of termination. In the case of Mr. Hinton, the severance payment is equal to one times annual base salary at the time of termination of employment. In addition, in circumstances in which the executive is entitled to a severance payment, he or she also is entitled to receive, for a period of years after the date of termination equal to the period of years over which severance is paid, life, health insurance coverage, and certain other fringe benefits equivalent to those in effect at the date of termination of employment. The agreements require the executive to comply with certain covenants that preclude him or her from competing with the Company or soliciting customers or employees of the Company for a period following termination of employment equal to the period for which fringe benefits are continued.

The following table sets forth in tabular form the potential post-employment payments due to the named executive officers under the agreements discussed above, assuming the triggering event for the payments occurred on the last business day of the last fiscal year. In the table below, termination without cause also refers to the scenario in which the executive terminates his or her employment for good reason as defined under the applicable agreements.

Parker H. (“Pete”) Petit, Chairman of the Board and Chief Executive Officer

				Value of Accelerated	Tax	Retirement
Termination Reason	Cash Severance	Bonus	Benefits	Equity Awards	Gross-Ups	Plans

Without Cause	$1,100,000	$770,000	$94,016	—	—	—
With Cause	—	—	—	—	—	—
Change in Control	$1,650,000	$1,155,000	$141,024	$2,478,542	$1,868,052	—
Death	—	—	—	—	—	—
Disability	—	—	—	—	—	—

Jeffrey L. Hinton, Senior Vice President and Chief Financial Officer

				Value of Accelerated	Tax	Retirement
Termination Reason	Cash Severance	Bonus	Benefits	Equity Awards	Gross-Ups	Plans

Without Cause	$275,000	—	$15,233	—	—	—
With Cause	—	—	—	—	—	—
Change in Control	$550,000	$185,630	$61,666	$362,625	$403,277	—
Death	—	—	—	—	—	—
Disability	—	—	—	—	—	—

Richard M. Hassett, M.D., President and Chief Operating Officer

				Value of Accelerated	Tax	Retirement
Termination Reason	Cash Severance	Bonus	Benefits	Equity Awards	Gross-Ups	Plans

Without Cause	$390,000	$234,000	$35,290	—	—	—
With Cause	—	—	—	—	—	—
Change in Control	$780,000	$468,000	$70,580	$667,350	$799,084
Death	—	—	—	—	—	—
Disability	—	—	—		—	—

Roberta L. McCaw, Senior Vice President, General Counsel and Secretary

				Value of Accelerated	Tax	Retirement
Termination Reason	Cash Severance	Bonus	Benefits	Equity Awards	Gross-Ups(1)	Plans

Without Cause	$260,000	$104,000	$26,030	—	$235,846	$238,831
With Cause	—	—	—	—	$235,846	$238,831
Change in Control	$520,000	$208,000	$52,060	$436,365	$235,846	$796,103	(2)
Death	—	—	—	—	$235,846	$796,103
Disability	—	—	—	—	$235,846	$533,389

(1)	This figure represents $235,846 in Tax mitigation payment under the SERP.

(2)	In the event of a change in control, Ms. McCaw will be credited with three years of additional service under the SERP and she becomes 100% vested in the event her employment is terminated without cause or she terminates her employment for good reason. Accordingly, assuming a change in control occurred prior to December 31, 2006, Ms. McCaw would have been entitled to receive the following amounts under the SERP under the following circumstances: termination without cause ($796,103), termination with cause ($692,609), death ($796,103), and disability ($692,609). Under the terms of the SERP, Ms. McCaw is also entitled to receive tax mitigation payments in an amount of approximately 44% of the amount initially contributed by the Company to the SERP. The value of such additional tax mitigation payments is not reflected in the amounts set forth above in the column entitled “Retirement Plans”, but is reflected in the column above entitled “Tax Gross-Ups”.

Yvonne V. Scoggins, Senior Vice President Business Analysis

				Value of Accelerated	Tax	Retirement
Termination Reason	Cash Severance	Bonus	Benefits	Equity Awards	Gross-Ups	Plans

Without Cause	$520,000	$208,000	$58,790		—	—
With Cause	—	—	—	—	—	—
Change in Control	$780,000	$312,000	$88,185	$490,566	—	—
Death	—	—	—	—	—	—
Disability	—	—	—	—	—	—

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2006, the Compensation Committee was responsible for executive compensation decisions as described above. The Compensation Committee consists of Kaaren J. Street, Thomas S. Stribling and Wayne P. Yetter. No member of the Compensation Committee currently serves or has served as an executive officer or employee of the Company. In addition, none of these individuals had any relationship requiring disclosure under “Certain Relationships and Related Transactions.” During the year ended December 31, 2006, (i) no executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) no executive officer of the Company served as a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; and (iii) no executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

REPORT OF THE AUDIT COMMITTEE AND RELATED MATTERS

Report of the Audit Committee

The Board’s Audit Committee, currently composed of Joseph G. Bleser, J. Terry Dewberry and Guy W. Millner, evaluates the independence and performance of the Company’s independent accountants, handles relations with the Company’s independent accountants and evaluates the integrity of the Company’s financial reporting process and its policies and procedures relating to internal accounting functions and controls. This report relates to the activities taken by the Audit Committee in fulfilling such role.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006. This review included a discussion of the quality and the acceptability of the Company’s financial reporting and internal controls.

The Audit Committee also reviewed with the Company’s independent accountants, KPMG LLP (“KPMG”), who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards including Statement on Auditing Standards No. 61. In addition, the Audit Committee received and reviewed the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 and discussed with the independent accountants their independence from management and the Company, and considered whether KPMG’s provision of non-audit services to the Company during 2006 was compatible with maintaining the auditor’s independence.

The Audit Committee meets periodically with the independent accountants to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.

The foregoing report has been furnished by the Audit Committee of Matria’s Board of Directors.

Joseph G. Bleser
J. Terry Dewberry
Guy W. Millner

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Audit Committee Report described above shall not be incorporated by reference into any such filings.

Audit Fees

The following table presents fees for professional audit services rendered by KPMG for the audit of the Company’s annual financial statements for 2006 and 2005, and fees billed for other services rendered by KPMG.

	2006	2005

Audit fees(1)	$1,151,000	$834,460
Audit related fees(2)	31,750	23,500

Audit and audit related fees	1,182,750	857,960
Tax fees(3)	28,928	14,587
All other fees	–0–	–0–

Total fees	$1,211,678	$872,547

(1)	Audit fees included reviews and consents related to SEC registration statements.

(2)	Audit related fees consisted of fees for audits of financial statements of certain employee benefit plans and actuarial fees for the Company’s insurance subsidiary.

(3)	Tax fees consisted of fees for tax consultation services.

The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy, which includes the requirements for the Audit Committee to pre-approve audit and non-audit services provided by KPMG. Annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee.

The Audit Committee has delegated pre-approval authority to the Chairman of the Committee, but any pre-approval decisions must be reported to the Audit Committee at its next scheduled meeting.

All of the audit-related fees and tax fees for 2006 were approved in advance by the Audit Committee.

KPMG has been appointed by Matria’s Board of Directors to audit the accounts of Matria and its subsidiaries for the fiscal year ending December 31, 2007. A representative of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

The Board of Directors has a Corporate Governance and Nominating Committee. The committee’s operations are governed by a written charter that, among other things, provides that:

•	the committee consists of at least three members, each of whom must be “independent” in accordance with the definition of “independence” adopted by Nasdaq; and

•	the committee shall identify individuals qualified to become directors and recommend to the Board of Directors candidates for election or reelection as directors.

A copy of the current charter is available on the Company’s website at www.matria.com and also has been filed with the SEC as an exhibit to the Company’s Annual Report on Form 10-K. The Board of Directors may amend this charter at any time.

With respect to the committee’s evaluation of director nominee candidates, the committee has no formal requirements or minimum standards for the individuals that it nominates. Rather, the committee considers each candidate on his or her own merits. However, in evaluating candidates, there are a number of factors that the committee generally views as relevant and is likely to consider. Some of these include:

•	the candidates’ knowledge, skills and experience, particularly experience that is germane to the Company’s business, such as healthcare services, legal, human resources, finance, marketing and regulatory experience;

•	whether the candidate is an “audit committee financial expert” (as defined by the SEC);

•	the candidates’ integrity and reputation;

•	the candidates’ ability to work collegially with others;

•	the candidates’ other obligations and time commitments and the ability to attend meetings in person; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The committee does not assign a particular weight to the individual factors. Similarly, the committee does not expect to see all (or even more than a few) of these factors in any individual candidate. Rather, the committee looks for a mix of factors that, when considered along with the experience and credentials of the other candidates and existing board members, will provide stockholders with a diverse and experienced board of directors.

The committee welcomes recommendations from stockholders. The committee evaluates a candidate for director who was recommended by a stockholder in the same manner that the committee evaluates a candidate recommended by other means. In order to make a recommendation, the committee asks that a stockholder send the committee:

•	a resume for the candidate detailing the candidate’s work experience and academic credentials;

•	written confirmation from the candidate that he or she (1) would like to be considered as a candidate and would serve if nominated and elected, (2) consents to the disclosure of his or her name, (3) has read the Company’s Code of Conduct and that during the prior three years has not engaged in any conduct that, had he or she been a director, would have violated the Code or required a waiver, (4) is, or is not, “independent” as that term is defined in the Nasdaq Corporate Governance rules, and (5) has no plans to change or influence the control of the Company;

•	the name of the recommending stockholder as it appears in the Company’s books, the number of shares of Common Stock that are owned by the stockholder and written confirmation that the stockholder consents to the disclosure of his or her name. (If the recommending person is not a stockholder of record, he or she should provide proof of share ownership);

•	personal and professional references, including contact information; and

•	any other information relating to the candidate required to be disclosed in a proxy statement for election of directors under Regulation 14A of the Exchange Act.

This information should be sent to the Corporate Governance and Nominating Committee, c/o Secretary, Matria Healthcare, Inc., 1850 Parkway Place, Marietta, Georgia 30067. The Secretary will forward the information to the chairperson of the committee. The committee does not necessarily respond to communications.

In addition to the procedures described above for recommending prospective nominees for consideration by the committee, stockholders may directly nominate directors for consideration at any annual meeting of stockholders. To nominate a candidate for election, a stockholder must follow the procedures set forth in the Company’s bylaws. These procedures are summarized below under the heading “Stockholder Proposals at the Company’s Next Annual Meeting of Stockholders.”

Each of the nominees for election as a director at the Annual Meeting was recommended by the Goverance Committee and nominated by the Company’s Board of Directors.

EQUITY COMPENSATION PLANS

The following table gives information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all existing equity compensation plans as of December 31, 2006:

Number of
Securities
Remaining Available
	Number of		for Future Issuance
	Securities to be		Under Equity
	Issued Upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding
	Outstanding	Outstanding	Securities
	Options, Warrants	Options, Warrants	Reflected in 1st
Plan Category	and Rights	and Rights	Column)

Equity compensation plans approved by security holders	2,462,384	$22.33	512,722	(1)
Equity compensation plans not approved by security holders(2)	24,619	$15.79	—

Total	2,487,003	$22.26	512,722

(1)	Includes securities available for future issuance under shareholder-approved compensation plans as follows: 284,572 shares under the Long-Term Stock Incentive Plan, 16,350 shares under the 2002 Stock Incentive Plan, 597 shares under the 2001 Stock Incentive Plan, 90,687 shares under the 2005 Directors’ Non-qualified Stock Option Plan, 4,478 shares under the 2000 Stock Incentive Plan, and 5,500 shares under the 2000 Directors Non-qualified Stock Option Plan. Also includes 110,538 shares that remain available for purchase under the 2005 Stock Purchase Plan. See “Approval of Amendments to the Long-Term Stock Incentive Plan” for information on the amount of shares remaining available for issuance under the Plan as of March 31, 2007.

(2)	This total includes options for: (1) 12,930 shares granted to certain key employees (other than executive officers) on October 20, 1997 and 7,500 shares granted to non-employee members of the Company’s Board of Directors on February 24, 1998. All of these options were granted at exercise prices equal to the fair market value of a share of the Company’s stock on the date of grant and all expire ten years from the date of the grant. The October 20, 1997 grants vested and became fully exercisable on October 20, 2000. The February 24, 1998 grants vested on February 24, 1999; (2) 4,179 shares assumed by the Company in connection with the acquisition of MarketRing on June 14, 2002, which options were granted by MarketRing under the MarketRing 1999 Stock Option and Stock Appreciation Rights Plan prior to the acquisition. The exercise price for these options, originally set by MarketRing, has been determined by reference to the exchange ratio prescribed for converting shares of MarketRing common stock into shares of the Company’s common stock pursuant to the acquisition. The assumed options generally vest in increments of 25% annually, beginning on the second anniversary of the date of grant, with such options expiring five to ten years from the date of grant or upon termination of employment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Carl E. Sanders, who resigned as a director of the Company effective as of December 31, 2006, is also Chairman Emeritus of Troutman Sanders LLP, a law firm which provided certain legal services to the Company in fiscal year 2006 and is expected to be retained by the Company in the future.

All related party transactions are subject to review by management and the Audit Committee and approved by the full Board of Directors. We believe that the terms for all related party transactions are at least as favorable as those that could be obtained from a third party. Nasdaq Listing Standards Rule 4350(h) requires the Company to conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis and further requires all such transactions to be approved by the Company’s Audit Committee or another “independent body” of the Board of Directors. The term “related party transaction” is generally defined as any transaction (or series of related transactions) in which the Company is a participant and the amount involved exceeds $120,000, and in which any director, director nominee, or executive officer of the Company, any holder of more than 5% of the outstanding voting securities of the Company, or any immediate family member of the foregoing persons will have a direct or indirect interest. The term includes most financial transactions and arrangements, such as loans, guarantees and sales of property, and remuneration for services rendered (as an employee, consultant or otherwise) to the Company.

STOCKHOLDER PROPOSALS AT THE COMPANY’S NEXT
ANNUAL MEETING OF STOCKHOLDERS

The 2008 Annual Meeting of Stockholders (the “2008 Annual Meeting”) is anticipated to be held in June 2008. Under the Company’s Bylaws, a notice of intent of a stockholder to bring a proposal (other than a director nomination) before the 2008 Annual Meeting must comply with the requirements of the Company’s bylaws and must be received by the Company no later than January 3, 2008, in order to be presented for a vote at the meeting. However, if the 2008 Annual Meeting is held on a date more than 30 days before or after June 5, 2008, notice of a stockholder proposal (other than a director nomination), to be timely, must be received by the Company within a reasonable time before the Company begins to print and mail proxy materials. If timely delivered to the Secretary, such proposals may be included in the Company’s Proxy Statement for the 2008 Annual Meeting, provided the proponent(s) satisfies all applicable rules of the Securities and Exchange Commission relating to stockholder proposals.

A director nomination by a stockholder will also only be considered at the 2008 Annual Meeting if received by the Company no later than January 3, 2008. However, if the 2008 Annual Meeting is held on a date more than 30 days before or after June 5, 2008, notice of a director nomination must be received not less than 60 nor more than 75 days prior to the meeting; provided that in the event less than 70 days notice or prior public disclosure of the meeting is given or made to stockholders, notice of such nomination must be received by the tenth day following the earlier of public disclosure or mailing of notice of the date of the meeting.

The Company will furnish copies of the bylaw provisions which set forth the requirements for a stockholder’s notice of intent to present proposals upon written request to the Secretary of the Company at the address set forth in the following sentence.

Notices of intention to present proposals and director nominations at the 2008 Annual Meeting or requests in connection therewith should be addressed to Matria Healthcare, Inc., 1850 Parkway Place, Marietta, Georgia 30067, Attention: Corporate Secretary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Act”) requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports with the SEC regarding beneficial ownership of Common Stock and other equity securities of the Company. To the Company’s knowledge, based solely on a review of copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all officers, directors and greater than ten percent beneficial owners complied with the Section 16(a) filing requirements of the Act in all instances.

ANNUAL REPORT AND FINANCIAL STATEMENTS

The Company will furnish without charge a copy of its Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2006, including financial statements and schedules, to any record or beneficial owner of its Common Stock as of April 13, 2007 upon written or oral request of such person. Requests for such copies should be directed to:

Matria Healthcare, Inc.
1850 Parkway Place
Marietta, Georgia 30067
Attention: Corporate Secretary
(770) 767-4500

If the person requesting the Form 10-K was not a stockholder of record on April 13, 2007, the request must include a representation that such person was a beneficial owner of the Common Stock on that date. Copies of any exhibit(s) to the Form 10-K will be furnished on request and upon the payment of the Company’s expenses in furnishing such exhibit(s).

GENERAL

Management does not know of any other business to come before the 2007 Annual Meeting. If, however, other matters do properly come before the 2007 Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Roberta L. McCaw
Secretary

May 2, 2007

Appendix A

MATRIA HEALTHCARE, INC.

LONG-TERM STOCK INCENTIVE PLAN

1.	Establishment, Purpose, and Definitions.

(a) Matria Healthcare, Inc. (the “Company”) hereby amends and restates the Matria Healthcare, Inc. Long-Term Stock Incentive Plan (the “Plan”) to provide additional incentives hereunder.

(b) The purpose of the Plan is to allow the Company to attract and retain eligible individuals (as defined in Section 5 below) and to provide incentives to such individuals for their services, increased efforts, and successful achievements on behalf of or in the interests of the Company and its Affiliates and to maximize the rewards due them for those efforts and achievements. The Plan provides employees (including officers and directors who are employees) of the Company and of its Affiliates an opportunity to purchase shares of common stock, $0.01 par value per share, of the Company (the “Stock”) pursuant to options which may qualify as incentive stock options (referred to as “incentive stock options”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and employees, officers, independent contractors, and consultants of the Company and of its Affiliates an opportunity to purchase shares of Stock pursuant to options which are not described in Sections 422 or 423 of the Code (referred to as “non-qualified stock options”). The Plan also provides for the sale or bonus grant of Stock to eligible individuals in connection with the performance of services for the Company or its Affiliates. Shares of Stock acquired pursuant to such sale or bonus grant that are subject to forfeiture until specified conditions (whether service-based, with or without performance acceleration, and/or performance-based conditions) are satisfied are referred to as “Restricted Stock.” Finally, the Plan authorizes the grant of stock appreciation rights (“SARs”), either separately or in tandem with stock options, entitling holders to cash compensation measured by appreciation in the value of the Stock.

(c) The term “Affiliate” as used in the Plan means parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f) of the Code (but substituting “the Company” for “employer corporation”), including parents or subsidiaries of the Company that become such after adoption of the Plan.

2.	Administration of the Plan.

(a) The Plan shall be administered by the Board of Directors of the Company (the “Board”). Subject to Section 2(f) below, the Board may delegate the responsibility for administering the Plan to a committee, under such terms and conditions as the Board shall determine (the “Committee”). To the extent necessary to exempt transactions under the Plan from Section 16(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) the Committee shall consist of at least (a) two (2) members of the Board or (b) such lesser number of members of the Board as permitted by Rule 16b-3 adopted under the Exchange Act (“Rule 16b-3”); and (ii) each member of the Committee shall be a Non-Employee Director (as defined in Rule 16b-3), or grants and awards under the Plan to persons subject to Section 16 of the Exchange Act (“Insiders”) shall be determined by a subcommittee consisting solely of Non-Employee Directors or by the full Board. Members of the Committee shall serve at the pleasure of the Board. The Committee shall select one of its members as chair of the Committee and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all members of the Committee, shall be the valid acts of the Committee. If the Board does not delegate administration of the Plan to the Committee, then each reference in this Plan to the “Committee” shall be construed to refer to the Board.

(b) The Committee shall determine which eligible individuals (as defined in Section 5 below) shall be granted options under the Plan, the timing of such grants, the terms thereof (including any restrictions on the Stock, and the number of shares subject to such options).

(c) The Committee shall also determine which eligible individuals (as defined in Section 5 below) shall be granted or issued SARs, Stock or Restricted Stock (other than pursuant to the exercise of options) under the Plan, the timing of such grants or issuances, the terms thereof (including any restrictions and the consideration, if any, to be paid therefor), and the number of shares or SARs to be granted.

(d) Subject to Section 16 below, the Committee may (i) amend the terms of any outstanding option, SAR or Restricted Stock granted under this Plan, but any amendment that would adversely affect the holder’s rights under an outstanding option, SAR or grant of Restricted Stock shall not be made without the holder’s written consent; (ii) with the holder’s written consent, cancel any outstanding option or SAR or accept any outstanding option or SAR in exchange for a new option, SAR, or Stock under the Plan on such terms determined by the Committee; or (iii) amend any stock purchase agreement or stock bonus agreement relating to sales or bonuses of Stock under the Plan, but any amendment that would adversely affect the individual’s rights to the Stock shall not be made without his or her written consent. Notwithstanding the foregoing, without the prior approval of the Company’s stockholders sufficient to approve the Plan in the first instance, the Committee shall not reprice any option (i) by lowering the option exercise price of a previously granted award, (ii) by cancellation of outstanding options with subsequent replacement, or (iii) by regrant of options with lower exercise prices.

(e) The Committee shall have the sole authority, in its absolute discretion, to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and the instruments evidencing options, SARs, Stock or Restricted Stock, granted or issued under the Plan, and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all participants.

(f) Notwithstanding the foregoing provisions of this Section 2, grants of options or SARs, Stock or Restricted Stock, to any “Covered Employee,” as such term is defined by Section 162(m) of the Code, shall be made only by a subcommittee of the Committee which, in addition to meeting other applicable requirements of this Section 2, is composed solely of two (2) or more outside directors within the meaning of Section 162(m) of the Code and the regulations thereunder (the “Subcommittee”), to the extent necessary to qualify such grants as “performance-based compensation” under Section 162(m) of the Code and the regulations thereunder. In the case of grants to Covered Employees, references to the “Committee” shall be deemed to be references to the Subcommittee, as specified above.

3.  Fair Market Value.

Where this Plan uses the term “fair market value” in connection with the Stock, such fair market value shall be determined by the Committee as follows:

(a) If the Stock is listed on any national securities exchange, including, without limitation, the NASDAQ Stock Market, its fair market value shall be the closing selling price for such Stock on the principal securities exchange on which the Stock is at the time listed for trading. If there are no sales of Stock on that date, then the closing selling price for the Stock on the next preceding day for which such closing price is quoted shall be determinative of fair market value; or

(b) If the Stock is not traded on an exchange, its fair market value shall be determined in good faith by the Committee in compliance with Section 409A of the Code, and such determination shall be conclusive and binding on all persons.

4.	Stock Subject to the Plan.

(a) Subject to adjustment pursuant to Section 4(c) below, the aggregate number of shares of Stock available for issuance under the Plan and during the life of the Plan shall be 2,510,000 shares of Stock. The number of shares of Stock available for issuance as incentive stock options shall be 2,510,000 shares of Stock. Any shares issued in connection with awards granted on or after June 5, 2007, other than options, SARs and other awards requiring payment of fair market value for the Stock underlying such award, shall be counted against the 2,510,000 share limit described above as 1.52 shares for every one share actually issued in connection with such award or by which the award is valued by reference. If all or a portion of the shares subject to the 1-to-1.52 ratio described in the preceding sentence become available for future grants in accordance with Section 4(b), such shares will be credited back using the same 1-to-1.52 ratio.

(b) To the extent any shares of Stock covered by an option are not delivered to an optionee because the option is surrendered, forfeited, canceled or for any other reason ceases to be exercisable in whole or in part, such shares shall continue to be available under the Plan and shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. If the exercise price of any option or SAR granted under the Plan is satisfied by tendering shares of Stock to the Company, the full number of shares as to which the option or SAR is exercised shall be deemed to have been issued for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. Any shares of Stock forfeited to the Company pursuant to the terms of agreements evidencing sales or bonus grants under the Plan, including shares of Restricted Stock, shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(c) If there is any change in the Stock through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of two percent (2%)), or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Committee in order to preserve but not to increase the benefits to the outstanding options, SARs, Restricted Stock, stock purchase or stock bonus awards under the Plan, including adjustments to the aggregate number and kind of shares subject to the Plan, or to outstanding Restricted Stock, stock purchase or stock bonus agreements, or SAR agreements, and the number and kind of shares and the price per share subject to outstanding options; provided, however, that the Committee shall not be required to make any adjustment that would cause any such award to be treated as providing for the deferral of compensation pursuant to Section 409A of the Code.

5.  Eligible Individuals.

Individuals who shall be eligible to have granted to them options, SARs, or Stock, including shares of Restricted Stock, under the Plan shall be such employees, officers, independent contractors, and consultants of the Company or an Affiliate as the Committee, in its discretion, shall designate from time to time. Notwithstanding the foregoing, only employees of the Company or an Affiliate (including officers and directors who are bona fide employees) shall be eligible to receive incentive stock options.

6.	Terms and Conditions of Options and SARs.

(a) Each option granted pursuant to the Plan will be evidenced by a written stock option agreement executed by the Company and the person to whom such option is granted.

(b) The Committee shall determine the term of each option granted under the Plan; provided, however, that the term of any option shall not be for more than ten (10) years and that, in the case of an incentive stock option granted to a person possessing more than ten percent (10%) of the combined voting power of the Company or an Affiliate, the term of each incentive stock option shall be no more than five (5) years.

(c) In the case of incentive stock options, the aggregate fair market value (determined as of the time such option is granted) of the Stock with respect to which incentive stock options are exercisable for the first time by an eligible employee in any calendar year (under this Plan and any other plans of the Company or its Affiliates) shall not exceed $100,000. If the aggregate fair market value of Stock with respect to which incentive stock options are exercisable by an optionee for the first time during any calendar year exceeds $100,000, such options shall be treated as non-qualified options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted.

(d) The exercise price of each option or SAR shall be not less than the per share fair market value of the Stock subject to such option or SAR on the date the option or SAR is granted. Notwithstanding the foregoing, in the case of an incentive stock option granted to a person possessing more than ten percent (10%) of the combined voting power of the Company or an Affiliate, the exercise price shall be not less than one hundred ten percent (110%) of the fair market value of the Stock on the date the option is granted. The exercise price of an option or SAR shall be subject to adjustment to the extent provided in Section 4(c) above, but, in the case of a grant to a Covered Employee, only to the extent such adjustment does not cause the grant to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder.

(e) The Committee may, under such terms and conditions as it deems appropriate, authorize the issuance of SARs evidenced by a written SAR agreement (which, in the case of tandem options, may be part of the option agreement to which the SAR relates) executed by the Company and the person to whom the SARs are granted. The SAR agreement shall specify the term for the SARs covered thereby (which term shall not be for more than (10) years), the cash amount payable or securities issuable upon exercise of the SAR, and contain such other terms, provisions, and conditions consistent with this Plan, as may be determined by the Committee.

(f) Payment of the purchase price and any withholding amounts pursuant to Section 11 upon the exercise of any option or SAR granted under this Plan shall be made in cash or by optionee’s personal check, a certified check, a bank draft, or a postal or express money order payable to the order of the Company in lawful money of the United States; provided, however, that the Committee, in its sole discretion, may permit an optionee to pay the option price and any such withholding amounts in whole or in part (i) with shares of Stock owned by the optionee; (ii) by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the Committee to sell shares of Stock and deliver all or a portion of the proceeds to the Company in payment for the Stock; (iii) by delivery of the optionee’s promissory note with such recourse, interest, security, and redemption provisions as the Committee in its discretion determines appropriate (provided, however, no promissory note may be accepted from an optionee that would be in violation of the Sarbanes Oxley Act of 2002 or any other federal or state law); or (iv) in any combination of the foregoing. Any Stock used to exercise options shall be valued at its fair market value on the date of the exercise of the option.

(g) In the event that the exercise price is satisfied by shares withheld from the shares of Stock otherwise deliverable to the optionee, the Committee may issue the optionee an additional option, with terms identical to the option agreement under which the option was exercised, entitling the optionee to purchase additional shares of Stock equal to the number of shares so withheld but at an exercise price equal to the fair market value of the Stock on the grant date of the new option. Such additional option shall be subject to the provisions of Section 6(i) below.

(h) The stock option agreement or SAR agreement may contain such other terms, provisions, and conditions consistent with this Plan, as may be determined by the Committee. If an option, or any part thereof, is intended to qualify as an incentive stock option, the stock option agreement shall contain those terms and conditions which are necessary to qualify it.

(i) The maximum number of shares of Stock with respect to which SARs or options to acquire Stock may be granted, or sales or bonus grants of Stock, including shares of Restricted Stock, (counted, as described in Section 4(a) above, as 1.52 shares for every one share awarded or by which the award is valued by reference) may be made, to any individual per calendar year under this Plan shall not exceed 100,000 shares (which number may be increased without stockholder approval to reflect adjustments under Section 4(c) above, to the extent such adjustment, in the case of a grant to a Covered Employee, does not cause the grant to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder). To the extent required to cause options granted to Covered Employees to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations thereunder, in applying the foregoing limitation with respect to an employee, if any option is canceled, the canceled option shall continue to count against the maximum number of shares for which options may be granted to the employee under this Section 6(i). For this purpose, the repricing of an option shall be treated as a cancellation of the existing option and the grant of a new option to the extent required by Section 162(m) of the Code or the regulations thereunder. The preceding sentence shall also apply in the case of an SAR, if, after the award is made, the base amount on which stock appreciation is calculated is reduced to reflect a reduction in the fair market value of the Stock.

7.	Terms and Conditions of Stock Purchases and Bonuses.

(a) Each sale or bonus grant of Stock, including grants of Restricted Stock, pursuant to the Plan will be evidenced by a written stock purchase agreement, stock bonus agreement or Restricted Stock agreement, as applicable, executed by the Company and the person to whom such Stock is sold or granted.

(b) The stock purchase agreement, stock bonus agreement or Restricted Stock agreement may contain such other terms, provisions, and conditions consistent with this Plan, as may be determined by the Committee, including, not by way of limitation, the consideration, if any, to be paid for the Stock, restrictions on transfer, forfeiture provisions, repurchase provisions, and vesting provisions. Notwithstanding the foregoing, the restriction period applicable to Restricted Stock awards shall be at least one (1) year in the case of performance-based Restricted Stock awards and at least three (3) years in the case of all other Restricted Stock awards.

8.  Use of Proceeds.

Cash proceeds realized from the exercise of options granted under the Plan or from other sales of Stock under the Plan shall constitute general funds of the Company.

9.	Amendment, Suspension, or Termination of the Plan.

(a) Subject to Section 16 below, the Board may at any time amend, suspend, or terminate the Plan as it deems advisable; provided that such amendment, suspension, or termination complies with all applicable requirements of state and federal law, including any applicable requirement that the Plan or an amendment to the Plan be approved by the stockholders, and provided further that, except as provided in Section 4(c) above and Section 15 below, the Board shall in no event amend the Plan in the following respects without the approval of stockholders then sufficient to approve the Plan in the first instance:

(i) to increase the maximum number of shares of Stock provided in Section 6(i) above, with respect to which Stock, Restricted Stock, SARs, or options to acquire Stock may be granted to any Covered Employee per calendar year under the Plan; or

(ii) to materially increase the number of shares of Stock available under the Plan, or to increase the number of shares of Stock available for grant of incentive stock options under the Plan; or

(iii) to materially modify the eligibility requirements for participation in the Plan or the class of employees eligible to receive options under the Plan, or to change the designation or class of persons eligible to receive incentive stock options under the Plan; or

(iv) to permit repricing of options by lowering the option exercise price of a previously granted award, or by cancellation of outstanding options with subsequent replacement, or regrants of options with lower exercise prices; or

(v) to otherwise materially increase the benefits to participants.

(b) No option or SAR may be granted nor may any Stock be issued (other than upon exercise of outstanding options) under the Plan during any suspension or after the termination of the Plan, and no amendment, suspension, or termination of the Plan shall, without the affected individual’s consent, alter or impair any rights or obligations under any option or SAR previously granted under the Plan. The Plan shall terminate with respect to the grant of incentive stock options on April 25, 2017, the tenth anniversary of the date of adoption of this amendment and restatement of the Plan, unless previously terminated by the Board pursuant to this Section 9.

10.  Assignability.

No option or SAR granted pursuant to this Plan shall be transferable for value and otherwise shall be transferable only to the extent provided in the option agreement or the SAR agreement covering the option or the SAR. Stock subject to a stock purchase agreement, a stock bonus agreement or a Restricted Stock agreement shall be transferable only as provided in such agreement. Notwithstanding the foregoing, if required by the Code, each incentive stock option under the Plan shall be transferable by the optionee only by will or the laws of descent and distribution, and, during the optionee’s lifetime, be exercisable only by the optionee.

11.  Withholding Taxes.

No Stock shall be granted or sold under the Plan to any individual, and no option or SAR may be exercised, until the individual has made arrangements acceptable to the Committee for the satisfaction of federal, state, and local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Stock under the Plan, the lapsing of restrictions applicable to such Stock, the failure to satisfy the conditions for treatment as incentive stock options under the applicable tax law, or the receipt of cash payments.

12.  Restrictions on Transfer of Shares.

The Committee may require that the Stock acquired pursuant to the Plan be subject to such restrictions and agreements regarding sale, assignment, encumbrances, or other transfer as are in effect among the stockholders of the Company at the time such Stock is acquired, as well as to such other restrictions as the Committee shall deem appropriate.

13. Change in Control.

(a) For purposes of this Section 13, a “Change in Control” shall be deemed to occur upon:

(i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding Stock;

(ii) a change in the composition of the Board over a period of thirty-six (36) months or less, such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership or by one or more actions by written consent of stockholders, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period, or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

(b) For purposes of this Section 13, a “Corporate Transaction” shall be deemed to occur upon any of the following transactions to which the Company is a party:

(i) approval by the Company’s stockholders of a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) approval by the Company’s stockholders of the sale, transfer, or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations) in connection with a complete liquidation or dissolution of the Company; or

(iii) approval by the Company’s stockholders of any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

(c) In its discretion, the Committee may provide in any stock option, SAR, stock bonus, stock purchase or Restricted Stock agreement (or in an amendment thereto) evidencing an option, SAR, stock bonus, stock purchase or Restricted Stock agreement hereunder that, in the event of any Corporate Transaction or an event giving rise to a Change in Control, any outstanding options or SARs covered by such an agreement shall be fully vested, non-forfeitable, and become exercisable, and that any Restricted Stock covered by such an agreement shall be released from restrictions on transfer and repurchase or forfeiture rights, as of the date of the Change in Control or Corporate Transaction. However, the Committee may only determine that, in the case of a Corporate Transaction, an outstanding option will not be so accelerated if and to the extent, (i) such option is either to be assumed by the successor or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof; or (ii) such option is to be replaced with a cash incentive program of the successor corporation that preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payment in accordance with the same vesting schedule applicable to such option.

(d) If the Committee determines to incorporate a Change in Control or Corporate Transaction acceleration provision in any option or SAR agreement hereunder, the agreement shall provide that, (i) in the event of a Change in Control or Corporate Transaction described in clauses (a)(i), (a)(ii), and (b)(iii) of Section 13 above, the option or SAR shall remain exercisable for the remaining term of the option or SAR; and (ii) in the event of a Corporate Transaction described in clauses (i) or (ii) of Section 13(b) above, the option or SAR shall terminate as of the effective date of the Corporate Transaction described therein, unless such option or SAR is assumed by a successor corporation in the event of a Corporate Transaction described in clause (i) of Section 13(b). If an option or SAR is assumed in the event of a Corporate Transaction described in clause (i) of Section 13(b) above, the option or SAR shall remain exercisable for the remaining term of the option or SAR. In no event shall any option or SAR under the Plan be exercised after the expiration of the term provided for in the related stock option agreement or SAR agreement pursuant to Section 6(b) or (e).

(e) The Committee may provide in any option or SAR agreement hereunder that should the Company dispose of its equity holding in any subsidiary effected by, (i) merger or consolidation involving that subsidiary; (ii) the sale of all or distribution of substantially all of the assets of that subsidiary; or (iii) the Company’s sale of or distribution to stockholders of substantially all of the outstanding capital stock of such subsidiary (“Subsidiary Disposition”) while a holder of the option or SAR is engaged in the performance of services for the affected subsidiary corporation, then such option or SAR shall, immediately prior to the effective date of such Subsidiary Disposition, become fully exercisable with respect to all of the shares at the time represented by such option or SAR and may be exercised with respect to any or all of such shares. Any such option or SAR shall remain exercisable until the expiration or sooner termination of the term of the option or SAR.

14.  Stockholder Approval.

Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date this amendment and restatement of the Plan is adopted. Any incentive stock options granted hereunder and any options, SARs, Stock or Restricted Stock, granted to Covered Employees hereunder shall become effective only upon such stockholder approval. The Committee may grant incentive stock options or may grant options, SARs, or Stock to Covered Employees under the Plan prior to such stockholder approval, but until stockholder approval is obtained, no such option or SAR shall be exercisable and no such Stock grant shall be effective. In the event that such stockholder approval is not obtained within the period provided above, all options, SARs, or Stock grants previously granted above shall terminate. If such stockholder approval is obtained at a duly held stockholders’ meeting, the Plan must be approved by a majority of the shares present or represented at the meeting and entitled to vote at such stockholders’ meeting at which a quorum, representing a majority of all outstanding voting stock of the Company, is, either in person or by proxy, present. If such stockholder approval is obtained by written consent, it must be obtained by the written consent of the holders of a majority of all outstanding Stock of the Company entitled to vote on such matter. However, approval at a meeting or by written consent may be obtained to a lesser degree of stockholder approval if the Board determines, in its discretion after consultation with the Company’s legal counsel, that such a lesser degree of stockholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under either Section 162(m) or 422 of the Code, or Rule 16b-3.

15.	Rule 16b-3 Compliance.

(a) With respect to Insiders, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein as a condition to exemption from Section 16(b) of the Exchange Act, such provision (other than one relating to eligibility requirements or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan insofar as transactions with Insiders are concerned.

(b) If, subsequent to the Board’s adoption of the Plan, Rule 16b-3 is amended to delete any of the Rule 16b-3 conditions or requirements addressed by the provisions of the Plan, the Board may amend the Plan without stockholder approval (unless such approval is required by Rule 16b-3, as so amended) to delete or otherwise amend any such provisions no longer required for grants of options, SARs, and Stock under the Plan to Insiders to be exempt from Section 16(b) liability under the Exchange Act.

16.  Section 409A of the Code.

It is intended that grants and payments under the Plan shall be exempt from Section 409A of the Code. Notwithstanding the foregoing, to the extent any provisions of the Plan, or any grants or payments under the Plan, are subject to Section 409A of the Code, it is intended that such provision, grant or payment comply fully with and satisfy all the requirements of Section 409A of the Code (including, to the extent necessary, applying the definition of Change in Control in Section 409A(a)(2)(A)(v) of the Code to any award that is subject to Section 409A of the Code). Any provision, grant or payment that would cause the Plan or any grant or payment made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect until amended to become exempt from Section 409A of the Code or to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code, and which may be made without the consent of the holder of an award). Neither the Company nor any Affiliate shall be responsible for, or have any liability to any person with respect to, any taxes or penalties imposed on any person pursuant to Section 409A of the Code.

17.  The Right of the Company to Terminate Employment.

No provision in the Plan or any Option shall confer upon any optionee any right to continue in the employment of the Company or an Affiliate or to interfere in any way with the right of the Company or an Affiliate to terminate his employment at any time.

MATRIA HEALTHCARE, INC.
1850 Parkway Place
Marietta, Georgia 30067
Solicited on Behalf of the Board of Directors
For Annual Meeting of Stockholders, June 5, 2007
     The undersigned hereby appoints Parker H. Petit and Roberta L. McCaw, and each of them, proxies, with full power of substitution and with discretionary authority, to represent and to vote in accordance with the instructions set forth below, all shares of Common Stock of Matria Healthcare, Inc. held of record by the undersigned on April 13, 2007, at the 2007 Annual Meeting of Stockholders to be held at 1850 Parkway Place, Suite 600A, Marietta, Georgia 30067, at 10:00 a.m. on Tuesday, June 5, 2007, and any adjournments thereof.
1.	Election of three Class III Directors for a term expiring in 2010 and one Class I Director for a term expiring in 2008:

☐ FOR all nominees	☐ WITHHOLD AUTHORITY
listed below (except	to vote for all nominees
as written to the	listed below
contrary below)
Parker H. Petit, Joseph G. Bleser, and Myldred H. Mangum (Class III Directors) and Donald J. Lothrop (Class I Director)
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

2.	Proposal to approve amendment and restatement of the Matria Healthcare, Inc. Long-Term Stock Incentive Plan.
☐ For ☐ Against ☐ Abstain
3.	Proposal to ratify appointment of KPMG LLP as the Company’s independent auditors for fiscal 2007.
☐ For ☐ Against ☐ Abstain
4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
(Continued on Reverse Side)

(Continued from other side)
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ITEMS 1, 2 and 3.
     This Proxy revokes all prior proxies with respect to the Annual Meeting and may be revoked prior to its exercise. No proposal above is conditioned on or related to any other proposal.
PLEASE SIGN EXACTLY AS NAME APPEARS ON STOCK CERTIFICATE.

If stock is held in the name of two or more persons, all must sign. When signing as attorney, as executor, administrator trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:

Signature

Signature if Held Jointly
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.